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                                                                    EXHIBIT 10.3

                       ONE CAPITAL CITY PLAZA OFFICE LEASE


                                     BETWEEN


                            ML - CAPITAL CITY, L.L.C.
                     (a Delaware limited liability company)
                                       and
                          LAKES - CAPITAL CITY, L.L.C.
                     (a Delaware limited liability company)

                              TOGETHER, AS LANDLORD


                                      -AND-


                              CTN MEDIA GROUP, INC.
                             (a Georgia corporation)

                                    AS TENANT

                         ==============================

                               DATED: JUNE 1, 2000

                                    PREMISES:

                           20,430 RENTABLE SQUARE FEET
                             15TH FLOOR - SUITE 1500
                             ONE CAPITAL CITY PLAZA
                                    BUCKHEAD
                             ATLANTA, GEORGIA 30326


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                             ONE CAPITAL CITY PLAZA
                                  OFFICE LEASE

         THIS ONE CAPITAL CITY PLAZA OFFICE LEASE (the "Lease") is made this 1st day of June 2000, by and between ML - CAPITAL CITY, L.L.C., Delaware limited liability company, and LAKES - CAPITAL CITY, L.L.C., a Delaware limited liability company, (hereinafter together called "Landlord"), and CTN MEDIA GROUP, INC., a Georgia corporation (hereinafter called "Tenant").

     1.   DEMISED PREMISES; USE.

          1.1. LETTING AND DEMISED PREMISES; USE. Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant, and Tenant rents from Landlord, the space (hereinafter referred to as the "Demised Premises" and more particularly delineated on the floor plan attached hereto as Exhibit "A" and made a part hereof) being, for purposes of the provisions hereof 20,430 rentable square feet, located on the 15th floor of the office building (hereinafter referred to as the "Building") known as One Capital City Plaza, or such other name as Landlord may from time to time designate, located at 3350 Peachtree Road, N.E., Buckhead, Atlanta, Georgia 30326, a legal description of which is shown on Exhibit "B" attached hereto, and such Demised Premises shall be used by Tenant only for general office purposes and associated incidental uses and for no other purpose without the prior written consent of Landlord.

          1.2. PROJECT. Tenant acknowledges that the Building is or may become part of an integrated, commercial real estate project (the "Project") including another commercial building or buildings. Landlord reserves the right, in its sole discretion, at any time and from time to time, to include the Building within a Project and/or to expand and/or reduce the amount of ground and/or improvements of which the Building and/or Project consists. Notwithstanding the foregoing, Landlord covenants that the development of the Project will not unreasonably interfere with Tenant's use or enjoyment of the Demised Premises or the Building, in each case, subject to the provisions of this Lease.

          1.3. COMMON FACILITIES. Tenant and its agents, employees and invitees, shall have the right to use, in common with all others granted such rights by Landlord, in a proper and lawful manner, the common sidewalks and outdoor areas on the land underlying the Building (the "Land"), the common entranceways, lobbies and elevators furnishing access to the Demised Premises, and (if the Demised Premises includes less than a full floor) the common lobbies, hallways and toilet rooms on the floor on which the Demised Premises is located. Such use shall be subject to the terms of this Lease and to such reasonable rules, regulations, limitations and requirements as Landlord may from time to time prescribe with respect thereto. To the extent Landlord is entitled to use the same and to the extent Landlord is permitted to grant such rights to Tenant and its agents, employees and invitees, the foregoing parties shall have the right to use, in common with all others granted such rights, in a proper and lawful manner, the common pedestrian sidewalks, access walks and other outdoor seating and/or common pedestrian areas within the Project. Such use shall be subject to
(i) the terms of that certain Reciprocal Easement, Parking, Operating and Covenant Agreement (the "REA"), dated as of August 20, 1998, by and between Landlord and Two Capital

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City, L.L.C., (ii) the terms of this Lease, and (iii) such reasonable rules, regulations, limitations and requirements as Landlord may from time to time prescribe with respect thereto, including, without limitation, the reservation of any particular parking spaces or parking areas for the exclusive use of others within of the Project.

          1.4. RENTABLE SQUARE FEET. Tenant understands, acknowledges and agrees
(i) that the amount of rentable square feet set forth in Paragraph 1.1 above is calculated based on certain assumptions, and (ii) that such amount of rentable square feet is hereby accepted by Tenant for all purposes of this Lease, including, without limitation, for purposes of determining minimum rent, Tenant's Share of applicable items of Taxes and Operating Expenses, Tenant's construction allowance, if any, and other items which are based upon the computation of square footage.

     2.   TERM; COMMENCEMENT.

          2.1. DURATION. The term of this Lease shall commence (the "Commencement Date") on the earlier of the following: (i) the later of (x) September 1, 2000, or (y) the date of "Substantial Completion", as defined below, of the Demised Premises, or (ii) the date on which Tenant shall take possession of the Demised Premises or any part thereof, or (iii) the date on which Tenant could have taken possession of the Demised Premises had Tenant not delayed in its obligations to furnish Landlord plans and other drawings pursuant to the requirements of Exhibit "F" attached hereto or otherwise caused a delay in the Substantial Completion of the Demised Premises. Unless extended or sooner terminated as herein provided, the term shall continue until, and shall expire on, the expiration of sixty (60) months following the Commencement Date, or if the Commencement Date is a date other than the first day of a month, then on the expiration of sixty (60) months from the first day of the month following the month in which the Commencement Date occurs.

          2.2. SUBSTANTIAL COMPLETION. The term "Substantial Completion" shall mean that state of completion of the Demised Premises which will, except for any improvements or work to be performed (or contracted for) by Tenant, allow Tenant to utilize the Demised Premises for their intended purposes (including the availability of required utility services) without material interference to the customary business activities of Tenant by reason of the completion of Landlord's work, all as more fully described in Paragraph 17 below and Exhibit "F" attached hereto. The Demised Premises shall be deemed substantially complete even though minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of the Demised Premises or the conduct of its business therein.

          2.3. CONFIRMATION. When the Commencement Date of the term of this Lease is established, Landlord and Tenant shall promptly execute and acknowledge a Confirmation of Lease Term, in the form set forth in Exhibit "C" hereto, containing the information set forth in Exhibit "C" and acknowledging the Commencement Date and expiration date of the term hereof.

                  2.4. ACCEPTANCE OF WORK. On the Commencement Date of the term of this Lease, it shall be presumed that all work theretofore performed by or on behalf of Landlord was satisfactorily performed in accordance with, and meeting the requirements of, this Lease. The


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foregoing presumption shall not apply, however, (i) to required work not actually completed by Landlord and identified and described in a written punch-list to be jointly prepared and initialed by Landlord and Tenant at or about the date on which Tenant shall occupy the Demised Premises; (ii) to deficiencies or inadequacies in the work which Tenant brings to Landlord's attention in writing, with specificity, on or before the Commencement Date or within ten (10) business days thereafter; or (iii) to defects discovered within one (1) year from the Commencement Date which could not have been discovered by Tenant within the time permitted under subparagraph 2.4(ii), by the exercise of reasonable diligence (and all of the work so identified and described on the punch-list or as timely brought to Landlord's attention as aforesaid which is Landlord's responsibility shall be completed by Landlord with reasonable speed and diligence).

     3.   MINIMUM RENT; INCREASES IN MINIMUM RENT; SECURITY DEPOSIT.

          3.1. AMOUNT AND PAYMENT. Minimum rent for the Demised Premises shall accrue during the term as follows:


------------------------------ ---------------------------- --------------------------- ----------------------------

Lease Period                   Annual Minimum Rent per      Annual Minimum Rent         Monthly Minimum Rent
                               Rentable Square Foot

------------------------------ ---------------------------- --------------------------- ----------------------------
------------------------------ ---------------------------- --------------------------- ----------------------------

Commencement Date- End of      $25.00                       $510,750.00                 $42,562.50
the Twelfth Full Calendar
Month following the
Commencement Date
------------------------------ ---------------------------- --------------------------- ----------------------------
------------------------------ ---------------------------- --------------------------- ----------------------------

Month 13-24                    $26.31                       $537,564.36                 $44,797.03
------------------------------ ---------------------------- --------------------------- ----------------------------
------------------------------ ---------------------------- --------------------------- ----------------------------

Month 25-36                    $27.69                       $565,786.44                 $47,148.87
------------------------------ ---------------------------- --------------------------- ----------------------------
------------------------------ ---------------------------- --------------------------- ----------------------------

Month 37-48                    $29.15                       $595,490.28                 $49,624.19
------------------------------ ---------------------------- --------------------------- ----------------------------
------------------------------ ---------------------------- --------------------------- ----------------------------

Month 49-60                    $30.68                       $626,753.52                 $52,229.46
------------------------------ ---------------------------- --------------------------- ----------------------------


Minimum rent shall be payable during the term hereof, in advance, in the monthly installments as set forth above, without demand, offset, abatement, diminution or reduction. The first installment to be payable upon the execution of this Lease and subsequent installments to be payable on the first day of each successive month of the term hereof following the first month of such term.

                  3.2. PARTIAL MONTH. If the term of this Lease begins on a day other than the first day of a month, rent from such day until the first day of the following month shall be prorated (based upon the number of days in the month in which the term begins) and shall be payable, in arrears, on the first day of the first full calendar month of the term hereof (and, in such event, the installment of rent paid at execution hereof shall be applied to the rent due for the first full calendar month of the term hereof).


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          3.3. ADDRESS FOR PAYMENT. All rent and other sums due to Landlord hereunder shall be payable to TRC Operations, Inc.-Capital City, and sent to Landlord c/o The Rubenstein Company, L.P., 4100 One Commerce Square, 2005 Market Street, Philadelphia, Pennsylvania 19103, or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant.

          3.4. NON-WAIVER OF RIGHTS. If Landlord, at any time or times, shall accept rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Landlord's rights hereunder.

          3.5. ADDITIONAL SUMS DUE; NO SET-OFF. All sums payable by Tenant under this Lease, whether or not stated to be rent, minimum rent or additional rent, shall be collectible by Landlord as rent, and upon default in payment thereof Landlord shall have the same rights and remedies as for failure to pay rent (without prejudice to any other right or remedy available therefor). All minimum rent, additional rent and other sums payable by Tenant under this Lease shall be paid, when due, without demand, offset, abatement, diminution or reduction. Additional rent shall include all sums which may become due by reason of Tenant's failure to comply with any of the terms, conditions and covenants of the Lease to be kept and observed by Tenant and any and all damages, costs and expenses (including without limitation thereto reasonable attorney fees) which Landlord may suffer or incur by reason of any default of Tenant.

          3.6. PERSONAL PROPERTY AND OTHER TAXES. As additional rent and to the extent not included in Taxes, Tenant shall pay monthly or otherwise when due, whether collected by Landlord or collected directly by the governmental agency assessing the same, any taxes imposed or calculated on Tenant's rent or with respect to Tenant's use or occupancy of the Demised Premises or Tenant's business or right to do business in the Demised Premises, including, without limitation, a gross receipts tax or sales tax on rents or a business privilege tax or use or occupancy tax, whether such tax exists at the date of this Lease or is adopted hereafter during the term of this Lease or during any renewal or extension thereof; but nothing herein shall require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord. Without limiting the foregoing, Tenant will pay promptly when due and in any event not later than fifteen (15) days after receipt of a bill (whether such bill be submitted by Landlord, the City of Atlanta or otherwise) all City of Atlanta and all other state, county and local taxes and fees imposed upon the use and occupancy of the Demised Premises. In addition to the foregoing, Tenant shall be responsible to pay when due all taxes imposed upon all personal property of Tenant.

          3.7. SECURITY DEPOSIT. As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant shall deliver to Landlord, together with Tenant's execution of this Lease, an irrevocable negotiable letter of credit (an "LC"), issued by and drawn on a bank, trust company or nationally recognized brokerage house reasonably approved by Landlord (such bank, trust company or nationally recognized brokerage house is referred to as the "Issuer"), in form and content reasonably acceptable to Landlord, for the benefit of Landlord, in the sum of One Hundred Twenty Five Thousand and 00/100 Dollars ($125,000.00)(the "Security Deposit"). Such LC shall be for one year and renewed by Tenant each year of the term of the Lease (or, to the extent Tenant is able to acquire an LC with a multiple year


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term, Tenant may satisfy its obligation hereunder with an LC having a multiple year term) (a renewed or subsequent multiple year LC is hereinafter defined as a "Substitute LC"). Each Substitute LC shall satisfy all of the requirements for the initial LC and shall be delivered to Landlord at least thirty (30) days before the expiration of the then current LC. Tenant's failure to present the Substitute LC as required by and on or before the date required in the immediately preceding sentence shall constitute an Event of Default and Landlord shall be entitled, without further notice, to present the existing LC for payment. Tenant's obligation to provide and maintain the Security Deposit hereunder shall expire thirty (30) days after the expiration of the term of the Lease or in the event of a holdover, the expiration of the holdover period. In the event the LC is presented for payment, which is permissible only upon the occurrence of an Event of Default as hereafter defined, Landlord shall hold the amount of money received upon presentment as security for this Lease in a separate escrow account which shall not constitute rent for any month (unless so applied by Landlord on account of Tenant's default). If the LC has been converted into a cash Security Deposit, Tenant shall, upon demand, restore any portion of the Security Deposit which may be applied by Landlord, after notice to Tenant, to the cure of any default by Tenant hereunder. To the extent that Landlord has not applied the Security Deposit on account of a default, the Security Deposit shall be returned (without interest) to Tenant promptly after the expiration of this Lease and the full performance of Tenant hereunder (including, without limitation, any payment due by Tenant as a result of a reconciliation of Tenant's additional rent obligations). Until returned to Tenant after the expiration of the Lease and the full performance of Tenant hereunder, the Security Deposit shall remain the property of Landlord. Furthermore, Tenant's failure to provide a Substitute LC from an Issuer satisfactory to Landlord within fifteen (15) business days after an Insolvency Event (as defined below) involving the Issuer of the then-current LC shall constitute an Event of Default and Landlord shall be entitled, without notice, to present the existing LC for payment. For purposes hereof, the term "Insolvency Event" shall mean: (i) the insolvency, under either the bankruptcy or equity definition, of an Issuer; or (ii) the commencement of any liquidation, dissolution or similar proceeding by or against an Issuer or the commencement of any case by or against an Issuer under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar laws, state or federal, or the determination by an Issuer to request relief under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar proceeding, state or federal, including, without limitation, the consent by Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequester or similar official for it or for any of its property or assets.

     4.   INCREASES IN TAXES AND OPERATING EXPENSES.

          4.1. DEFINITIONS. As used in this Paragraph 4, the following terms shall be defined as hereinafter set forth:

               (i) "TAXES" shall mean all taxes and assessments of whatever kind, general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building or with respect to the ownership of the Building and the parcel of land on which the Building is located, and any existing or future improvements to the Building or to the parcel of land on which the Building is located, all of the foregoing as allocable and attributable to each given calendar year which occurs during the term of this Lease (and any renewals and extensions thereof). Taxes shall include, without limitation, real estate taxes, any assessment imposed by any public or private entity by reason of the Building being currently or hereafter located in a special services district or similar


                                      -5-
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designation or any other tax based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profit taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Building). If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in addition to or in substitution, in whole or in part, for any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein. Taxes also shall include amounts paid to anyone engaged by Landlord to contest the amount or rate of taxes, provided that the amounts so paid do not exceed the savings procured. Tenant acknowledges that the exclusive right to protest, contest or appeal Taxes shall be in Landlord's sole and absolute discretion and Tenant hereby waives any or all rights now or hereafter conferred upon it by law to independently contest or appeal any Taxes.

               (ii) (1) "OPERATING EXPENSES" shall mean Landlord's actual out-of-pocket expenses, adjusted as set forth herein and as allocable and attributable to each given calendar year which occurs during the term of this Lease (and any renewals and extensions thereof), in respect of the ownership, operation, maintenance, security, cleaning, repair, replacement (of component parts) and management of the Building or the Land (after deducting any reimbursement, discount, credit, reduction or other allowance received by Landlord) and shall include, without limitation: (A) wages and salaries (and taxes and insurance imposed upon employers with respect to such wages and salaries) and fringe benefits paid to persons employed by Landlord to render services in the normal ownership, operation, maintenance, cleaning, security, repair, replacement (of component parts) and management of the Building or the Land and any security personnel for the Building or the Land, excluding any overtime wages or salaries paid for providing extra services exclusively for any specific tenants; (B) costs of independent contractors hired for, and other costs in connection with, the ownership, operation, security, maintenance, cleaning, repair, replacement (of component parts) of the Building and related facilities and amenities; (C) costs of materials, supplies and equipment (including trucks) used in connection with the ownership, operation, security, maintenance, cleaning, repair, replacement (of component parts) and management of the Building and related facilities and amenities; (D) costs of electricity, steam, water, sewer, fuel and other utilities used at the Building, together with the cost of providing the services specified in Paragraph 5 hereof, to the extent such utilities and/or services are not separately chargeable to an occupant of the Building; (E) cost of insurance for public and general liability insurance and insurance relating to the Building, including fire and extended coverage or "All-Risk" coverage, if available, and coverage for elevator, boiler, sprinkler leakage, water damage, and property damage, plate glass, personal property owned by Landlord, fixtures, and rent protection (all with such coverages and in such amounts as Landlord may elect or be required to carry), but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building because of extra risk which are reimbursed to Landlord by such other occupants; (F) costs of tools, supplies and services; (G) costs of "Essential Capital Improvements", as defined in and to the extent permitted pursuant to subparagraph 4.1(ii)(3) below; (H) costs of alterations and improvements to the Building or the Land made pursuant to any Governmental Requirements (as defined in subparagraph 4.1(iii) below) which are not capital in nature (except to the extent permitted by subparagraph 4.1(ii)(3) below), and which are not the obligation of Tenant or any other occupant of


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the Building; (I) legal and accounting fees and disbursements necessarily incurred in connection with the ownership, security, operation, maintenance, cleaning, repair, replacement (of component parts) and management of the Building and the Land, and the preparation, determination and certification of bills for Taxes and Operating Expenses pursuant to this and other leases at the Building; (J) sales, use or excise taxes on supplies and services and on any of the other items included in Operating Expenses; (K) costs of redecorating, repainting, maintaining, repairing and replacing the common areas of the Building and the Land (including seasonal decorations); (L) management fees payable to the managing agent for the Building and the Land (PROVIDED, HOWEVER, that if management fees are paid to any affiliate of Landlord, then the amount thereof to be included in Operating Expenses shall not exceed such amount as is customarily being charged for similar services rendered by other owner/managers to comparable first-class Buckhead - Atlanta office buildings); (M) the cost of office rent, telephone service, postage, office supplies, maintenance and repair of office equipment and similar costs related to operation of the Building's management and superintendent's offices; (N) the cost of licenses, permits and similar fees and charges related to operation, maintenance, repair and replacement (of component parts) of the Building and the Land, other than any of the foregoing relating to tenant improvements; (O) the cost of all landscaping, ground and sidewalk maintenance, sanitation control, extermination, cleaning, lighting, snow removal, parking area and driveway striping and resurfacing, fire protection, fire safety, policing, traffic control, security systems, public liability and property damage insurance, and expenses for the upkeep, maintenance, repair, replacement and operation of the Land, all as payable in respect of or allocable to the Building by virtue of the ownership thereof and/or under and pursuant to the REA; (P) the costs of electric consumption and water, sewer and other utility services to the Building (including, without limitation, for HVAC usage); and (Q) without limiting any of the foregoing, any other expenses or charges which, in accordance with sound accounting and management principles generally accepted with respect to a first-class Buckhead
- Atlanta office building, would be construed as an operating expense. The term "Operating Expenses" shall not include: (a) the cost of redecorating or special cleaning or similar services to individual tenant spaces, not provided on a regular basis to other tenants of the Building; (b) wages or salaries paid to executive personnel of Landlord (the property manager and his/her staff shall not be considered executive personnel for purposes of this provision); (c) the cost of any new item (not replacement or upgrading of an existing item) which, by standard accounting principles, should be capitalized (except as provided above or in subparagraph 4.1(ii)(3) below); (d) any charge for depreciation or interest paid or incurred by Landlord; (e) leasing commissions; (f) Taxes; (g) any charge for Landlord's income tax, excess profit taxes, franchise taxes or similar taxes on Landlord's business; or (h) legal fees for the negotiation or enforcement of leases. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of performance by Landlord, Operating Expenses shall nevertheless be deemed to include the amount Landlord would reasonably have incurred if Landlord had in fact performed the work or service at its expense. Notwithstanding the foregoing, in the event the Landlord now, or in the future, employs oil or gas to partially fuel the HVAC at the Building, the cost of such oil or gas shall be included in Operating Expenses.

                    (2) In determining Operating Expenses for any year, if less than 100% of the rentable square feet of the Building shall have been occupied by tenants at any time during such year, Operating Expenses shall be deemed for such year to be an amount equal to the like expenses which Landlord reasonably determines would normally be incurred had such


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occupancy been 100% throughout such year. In no event shall the total of
Taxes and Operating Expenses for any year be deemed to be less than the Base Amount for Taxes and Operating Expenses.

                    (3) In the event Landlord shall make a capital expenditure for an "Essential Capital Improvement", as hereinafter defined in this subsection (3), during any year, the annual amortization of such expenditure (determined by dividing the amount of the expenditure by the useful life of the improvement, but in no event longer than five years), plus any reasonable interest or financing charges thereon (or, if such improvements are funded from reserves, a reasonable sum imputed in lieu of such financing charges), shall be deemed an Operating Expense for each year of such period. As used herein, an "Essential Capital Improvement" means any of the following: (A) a labor saving device, energy saving device or other installation, improvement, upgrading or replacement which reduces or is intended to reduce Operating Expenses as referred to above, whether or not voluntary or a Governmental Requirement; or
(B) an installation, improvement, alteration or removal of any improvements including architectural or communication barriers, which are made to the Building by reason of any Governmental Requirement, whether or not such improvements are structural in nature and whether or not such Governmental Requirement either existed or was required of the Landlord on the date of execution of this Lease; or (C) an installation or improvement which directly enhances the safety of occupants or tenants in the Building generally, whether or not voluntary or a Governmental Requirement (as, for example, but without limitation, for general safety, fire safety or security).

               (iii) "GOVERNMENTAL REQUIREMENTS" shall mean all requirements under any federal, state, county, city or local statutes, rules, regulations, ordinances, or other requirements of any duly constituted public authority having jurisdiction over the Building (including, without limitation, the Demised Premises) including, but not limited to, requirements under all applicable building, zoning and fire codes and federal, state, county, city or local statutes, rules, regulations, ordinances, or other requirements governing accessibility by persons with physical disabilities (including, but not limited to, requirements under 42 U.S.C. Section 12101 ET SEQ. (the "Americans with Disabilities Act of 1990").

               (iv) "BASE AMOUNT FOR TAXES AND OPERATING EXPENSES" shall mean the total of Taxes and Operating Expenses allocable and attributable to calendar year 2000 for the Building. The Base Amount for Taxes and Operating Expenses shall be calculated on the basis of the Building being 100% occupied in accordance with Paragraph 4.1(ii)(2) hereof. The Base Amount for Taxes and Operating Expenses shall be adjusted for the calendar year above stated to adjust for average and reasonable allowances for on-going repairs, services, utilities and maintenance and to exclude from the Base Amount for Taxes and Operating Expenses extraordinary items of Taxes and/or Operating Expenses incurred in such calendar year.

               (v) "TENANT'S PROPORTIONATE SHARE" shall be Four and 9,814/10,000 percent (4.9814%). This is equal to the ratio of the rentable square feet of the Demised Premises, as set forth above, to the total rentable square feet of space in the Building.

               (vi) "TENANT'S SHARE OF TAXES AND OPERATING EXPENSES" shall mean, with respect to any calendar year, the product of (A) Tenant's Proportionate Share, multiplied by, (B) the


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amount, if any, by which the total of Taxes and Operating Expenses for such calendar year exceeds the Base Amount for Taxes and Operating Expenses.

               (vii) "TENANT'S ESTIMATED SHARE" shall mean, with respect to any calendar year, the product of (A) Tenant's Proportionate Share, multiplied by
(B) the amount, if any, by which Landlord's good faith estimate of the total of Taxes and Operating Expenses for such calendar year exceeds the Base Amount for Taxes and Operating Expenses.

          4.2. GENERAL ALLOCATION PROCEDURES. All common area and other charges under and as permitted by the REA will be charged and allocated among the Building, the other buildings in the Project (the "Other Buildings"), and any other building, facility or property subject to the REA, all in accordance with the terms and provisions of the REA. To the extent that the REA does not specifically provide for such allocation, allocations will be made between and among the Building and the Other Buildings proportionately among all thereof (based upon the respective square footage of each), or equally among all thereof, or in such other proportions as may reasonably be determined by Landlord in the exercise of prudent management practices.

          4.3. TENANT'S SHARE OF TAXES AND OPERATING EXPENSES.

               (i) For and with respect to each calendar year which occurs during the term of this Lease (and any renewals or extensions thereof) there shall accrue, as additional rent, Tenant's Share of Taxes and Operating Expenses, appropriately prorated for any partial calendar year occurring within the term.

               (ii) Landlord shall furnish to Tenant, on or before December 31 of each calendar year during the term hereof, a statement for the next succeeding calendar year setting forth Tenant's Estimated Share and the information on which such estimate is based. On the first day of the new calendar year, Tenant shall pay to Landlord, on account of Tenant's Estimated Share, an amount equal to one-twelfth (1/12) of Tenant's Estimated Share, and on the first day of each succeeding month up to and including the time that Tenant shall receive a new statement of Tenant's Estimated Share, Tenant shall pay to Landlord, on account of Tenant's Estimated Share, an amount equal to one-twelfth (1/12) of the then applicable Tenant's Estimated Share.

               (iii) Landlord shall furnish to Tenant, on or before April 30 of each calendar year during the term hereof, a statement (the "Expense Statement") prepared by Landlord or its agent or accountants setting forth for the previous calendar year: (A) the actual amount of Taxes and Operating Expenses; (B) the Base Amount for Taxes and Operating Expenses; (C) the Tenant's Proportionate Share; (D) the Tenant's Share of Taxes and Operating Expenses; (E) the Tenant's Estimated Share; and (F) a statement of the amount due to Landlord, or to be credited to Tenant, as a final adjustment in respect of Tenant's Share of Taxes and Operating Expenses for the previous calendar year (the "Final Adjustment Amount"). The Final Adjustment Amount shall be calculated by subtracting the Tenant's Estimated Share from the Tenant's Share of Taxes and Operating Expenses. On the first day of the first calendar month (but in no event sooner than ten [10] days) following delivery of the Expense Statement to Tenant, Tenant shall pay to Landlord the Final Adjustment Amount calculated as set forth in the Expense Statement. If the Final Adjustment Amount is a negative quantity, then Landlord shall credit Tenant with the amount thereof against the next payment of minimum rent due by Tenant hereunder, except that with respect to the last year of the Lease, if an Event of Default has not occurred, Landlord shall refund Tenant the amount of such payment in respect of the Final Expense Adjustment within thirty (30) days after Landlord provides the Expense Statement for such final year of the Lease. In no event, however, shall Tenant be entitled to receive a credit greater than the payments made by Tenant as payments of Tenant's Estimated Share for the calendar year to which the Final Adjustment Amount relates.

          4.4. DISPUTES. The information set forth on all statements furnished to Tenant pursuant to this Paragraph 4, including each Expense Statement, and all documents relating to Tenant's Estimated Share, Tenant's Share of Taxes and Operating Expenses, the Final Adjustment Amount, and all supportive documentation and calculations, shall be deemed approved by Tenant unless, within thirty (30) days after submission to Tenant, Tenant shall notify Landlord in writing that it disputes the correctness thereof, specifying in detail the basis for such assertion. Pending the resolution of any dispute, however, Tenant shall continue to make payments in accordance with the statement or information as furnished.

          4.5. SURVIVAL. Notwithstanding anything herein contained to the contrary, Tenant understands and agrees that additional rent for increases of Taxes and Operating Expenses described in this Paragraph 4 are attributable to and owing for a specific twelve (12) month period, and are generally determined in arrears. Accordingly, Tenant agrees that, at any time following the expiration of the term of this Lease, or after default by Tenant with respect to this Lease, Landlord may bill Tenant for (i) the entire amount of accrued and uncollected additional rent attributable to increases in Taxes and Operating Expenses under this Paragraph 4, and (ii) any unpaid charges for usage, services or other amounts with respect to any period during the term of this Lease; and the amount of such bill shall be due and payable to Landlord within ten (10) business days after rendering thereof.

     5. SERVICES. Landlord agrees that, during the term of this Lease, Landlord shall provide services as set forth in this Paragraph 5. Unless otherwise specified, all costs of such services (including, without limitation, the costs of providing such services) shall be included within Operating Expenses.

          5.1. HVAC, STEAM AND ELECTRICITY . Landlord shall furnish (a) heat, ventilation and air conditioning (including the labor, maintenance and equipment necessary to provide the same), (b) electricity and other utilities needed to operate such systems and (c) electricity for lighting and general power for office use (such not to exceed five (5) watts per square foot), subject to the following:

               (i) STANDARD USAGE; BUSINESS HOURS. The cost of (i) heat, ventilation and air conditioning (including the labor, maintenance and equipment necessary to provide the same) and the electricity and other utilities needed to operate such systems, and (ii) the electricity for lighting, general power for office use utilized by Tenant; during "Business Hours" (as hereinafter defined) and for "Building Standard Consumption" (as hereinafter defined), as well as the cost of electricity used in the common areas of the Building, shall be included in Operating Expenses. "Business Hours" shall mean Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturday from 8:00 a.m. to 1:00 p.m., Holidays (defined below) excepted. New Year's Day, Martin Luther King, Jr. Day,

Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas, or any day set aside to celebrate such holidays are "Holidays" under this Lease. "Building Standard Consumption" shall mean the consumption necessary, in Landlord's reasonable judgement, for use and comfortable occupancy of the Demised Premises when occupied by the density of people for which the building standard system was designed with occupants using Standard Office Equipment. "Standard Office Equipment" shall mean all office equipment of a type and in quantities normally found in an office facility but shall not include mainframe computer and communication systems, telephone switches and conference or training rooms (or items similar thereto) which require Additional Electric Equipment, as hereinafter defined in Paragraph 5.1(v) below, or special and supplemental air conditioning service or systems.

               (ii) NON-STANDARD USAGE; AFTER-HOURS. Tenant shall pay the cost of supplying the Demised Premises with heat, ventilation and air conditioning (including the labor, maintenance and equipment necessary to provide the same) and the electricity and other utilities needed to operate such systems at times outside of Business Hours or in amounts in excess of Building Standard Consumption, at such rates as Landlord shall specify from time to time to cover all of the estimated costs and expenses incurred by Landlord in connection with supplying the Demised Premises with such service, including without limitation the costs of labor and utilities associated with such service and including applicable sales or use taxes thereon, such amounts to be paid by Tenant within ten (10) days after submission by Landlord of a statement to Tenant setting forth the amount due. An authorized representative (but in no event more than two per Tenant) of Tenant shall notify Landlord by 12:00 noon on the day such after-hours use is desired, except if such use is desired for a weekend, in which event Tenant shall notify Landlord no later than 12:00 noon on the Friday immediately preceding such weekend. The cost of supplying the Demised Premises with electricity for lighting, general power for office use and operation of the Building mechanical equipment and associated components in the Demised Premises, all at times outside of Business Hours or the cost of supplying the Demised Premises with electricity for lighting, general power for office use and the operation of the Building mechanical equipment and associated components in the Demised Premises, all in amounts in excess of Building Standard Consumption, shall be paid by Tenant within ten (10) days after submission by Landlord of a statement to Tenant setting forth the amount due.

               (iii) SUPPLEMENTAL HVAC. If Tenant requires air conditioning in addition to the Building Standard Consumption that is provided by Landlord as set forth above (E.G., for computer, communications, or telephone switching equipment, for conference facilities, or for other similar or dissimilar uses or requirements of Tenant), Tenant may arrange for the installation of a separate air conditioning unit, subject to Landlord's prior written approval and such conditions and/or restrictions as Landlord may impose and satisfaction of the other provisions regarding Tenant improvements set forth in this Lease. Tenant shall be responsible for the cost and selection, subject to Landlord's approval, of such unit for its intended purpose, and for the maintenance, repair and replacement of the same and for any additional sub-meter needed to account for the electricity utilized to operate such unit. If Landlord, in its sole discretion, permits Tenant to attach a separate air-conditioning unit to the condenser water loop of the cooling tower, Tenant shall pay for the condenser water made available to such unit from the cooling tower (whether or not actually used), and for the cost of all electricity (to be separately submetered as a condition of permitting Tenant to install any such separate air-conditioning unit) used in connection with any such supplemental air conditioning, at such rates as Landlord shall establish from time to time, such amounts to be paid by Tenant within ten (10) days after submission by Landlord of a statement to Tenant setting forth the amount due.

               (iv) SYSTEM FAILURE. Landlord shall not be responsible for any failure or inadequacy of the Building's HVAC system if such failure or inadequacy results from the occupancy of the Demised Premises by persons in excess of the density anticipated or for which the system was designed, or if Tenant uses the Demised Premises in a manner for which it was not designed, or if Tenant installs or operates machines, appliances or equipment which exceed the maximum wattage per square foot contemplated by, or generate more heat than anticipated in, the design of the Demised Premises, in accordance with Exhibit "F" attached hereto (or, if not set forth on Exhibit "F", as such design capacity may otherwise be established by Landlord).

               (v) ADDITIONAL ELECTRICAL EQUIPMENT. Tenant will not install or use electrically-operated equipment in excess of the design capacity of the Demised Premises, determined in accordance with Exhibit "F" attached hereto (or, if not set forth on Exhibit "F", as such design capacity may otherwise be established by Landlord), and Tenant shall not install or operate in the Demised Premises any electrically-operated equipment or machinery other than that commonly used in a normal office operation without first obtaining the prior written consent of the Landlord. Landlord may condition any consent required under this Paragraph 5.1(v) upon, among other things, the installation of separate meters (and transformers or electrical panels) for such equipment or machinery at Tenant's expense and the payment by Tenant of additional rent as compensation for the additional consumption of electricity occasioned by the operation of such additional equipment or machinery, at the rates and in the manner set forth in Paragraph 5.1(ii) above, all of which shall automatically become the property of Landlord upon installation. Notwithstanding anything to the contrary contained in this Lease, Landlord shall replace, when and as requested by Tenant (the cost of which replacement light bulbs and tubes, and ballasts, plus the labor cost for such replacement, to be chargeable to Tenant) light bulbs and tubes, and ballasts, within the Demised Premises which are Building standard (but at Landlord's option such undertaking of Landlord shall not include bulbs or tubes for any non-Building standard lighting, high hats, or other specialty lighting of Tenant, which shall be and remain the responsibility of Tenant).

               (vi) REGULATORY COMPLIANCE. The furnishing of the foregoing HVAC and electricity services shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization with which Landlord shall be required to comply or with which Landlord determines in good faith to comply.

          5.2. WATER AND SEWER. Furnish the Building with water for drinking, lavatory, toilet and sanitary sewer purposes drawn through fixtures installed by Landlord. In the event that water is supplied to the Demised Premises, Landlord reserves the right by either estimates, submetering or other measurement to determine whether Tenant uses excess water or sewer and, in such case, the cost of usage of such excess services attributable to the Demised Premises shall be paid for by Tenant pursuant to a statement furnished by Landlord to Tenant setting forth the amount due as a result of such excess usage attributable to the Demised Premises, and the total amount set forth in such statement shall be due and payable by Tenant within ten (10) days after submission thereto by Landlord of such statement.

          5.3. ELEVATOR; ACCESS. Provide passenger elevator service to the Demised Premises during all working days (Saturday, Sunday and Holidays excepted) from 8:00 a.m. to 6:00 p.m., with one elevator in each elevator bank subject to call at all other times. Tenant and its employees and agents shall have access to the Demised Premises at all times, subject to compliance with such security measures as shall be in effect for the Building. Elevator services for freight shall be supplied in common with service to other tenants and for other Building requirements at reasonable times during Business Hours for routine deliveries in the ordinary course of Tenant's business. Unusual or unusually large deliveries requiring use of the freight elevators shall be scheduled in advance with Landlord so as not to interfere with the operations of the Building or other tenants. Such freight elevator service shall be provided to Tenant upon reasonable written advance notice, at charges equal to Landlord's estimated cost for providing such service from time to time, which shall be payable by Tenant to Landlord not later than ten (10) days after Landlord's bill therefor.

          5.4. JANITORIAL. Provide janitorial service to the Demised Premises as specified on Exhibit "D" annexed hereto, subject to change, so long as janitorial service is consistent with prevailing standards for comparable office buildings in the Buckhead - Atlanta market. Upon notice to Landlord, any and all additional or specialized janitorial or trash removal service desired by Tenant
(i) shall be contracted for by Tenant directly with Landlord's janitorial agent and the cost and payment thereof shall be and remain the sole responsibility of Tenant, or (ii) at the option of Landlord, shall be contracted for by Landlord and paid for by Tenant to Landlord within ten (10) days after the submission by Landlord of a statement to Tenant setting forth the amount due. If Landlord shall from time to time reasonably determine that the use of any cleaning service in the Demised Premises, including without limitation, removal of refuse and rubbish from the Demised Premises, is in an amount greater than usually attendant upon the use of such Demised Premises as offices, the reasonable cost of such additional cleaning services shall be paid by Tenant to Landlord as additional rent, on demand. Tenant shall comply with any reasonable recycling plans or programs established by Landlord from time to time.

          5.5. SECURITY. Tenant and Tenant's employees, as well as other tenants of the Building, currently have access to the Building outside of standard business hours by a security card monitoring system maintained in the lobby and selected elevators of the Building. Landlord makes no representation that the present or any future system employed at the Building to monitor access to the Building outside of standard business hours will prevent unauthorized access to the Building or the Demised Premises, and Tenant acknowledges that any lobby attendants provided by Landlord are present as a convenience for the tenants of the Building, but cannot be responsible for preventing unauthorized or improper behavior or access to the Building or to the Demised Premises. Accordingly, Tenant agrees that Tenant shall be responsible for security of the Demised Premises and the security and safety of Tenant's employees, invitees, officers, directors, contractors, subcontractors and agents. In furtherance of the foregoing, Landlord assumes no liability or responsibility for Tenant's personal property whether such are located in the Demised Premises or elsewhere in the Building. Tenant further acknowledges that Landlord may (but shall have no obligation to) alter current security measures in the Building, and Tenant agrees that it shall cooperate fully, and shall cause its employees and invitees to cooperate fully, with any requests of Landlord in connection with the implementation of any new security procedures or other arrangements. During the term hereof, Tenant shall immediately notify Landlord of any changes with respect to Tenant's employee roster. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Governmental Requirements.

          5.6. REPAIRS. Landlord shall make (i) all structural repairs to the Building (the cost of which shall not be included in Operating Expenses to the extent the need for such repairs arises from defective original construction and such repair does not otherwise reduce Operating Expenses), (ii) all repairs to exterior windows and glass and all repairs to the lobby and other common areas of the Building, and (iii) all repairs which may be needed to the mechanical, electrical and plumbing systems in the Demised Premises, excluding repairs to (or replacement of) any such systems installed by Tenant or made by or at the request of Tenant and requiring unusual or special maintenance. Notwithstanding any provision of this Lease to the contrary, Landlord shall not be required to make any repairs to fixtures or other improvements in the Demised Premises installed by Tenant or made by or at the request of Tenant (whether or not installed prior to or after the commencement of this Lease). In the event that any repair is required (whether or not within the Demised Premises) by reason of the negligence or abuse of Tenant or its agents, employees, invitees or of any other person using the Demised Premises with Tenant's consent, express or implied, Landlord may make such repair and either bill Tenant therefor (in which event such amount shall be due to Landlord upon Tenant's receipt of the bill) or add the cost thereof to the first installment of rent which will thereafter become due, unless Landlord shall have actually recovered such cost through insurance proceeds.

          5.7. DIRECTORY. Landlord shall maintain a directory of office tenants in the lobby area of the Building, on which shall be listed the name of Tenant. In the event Landlord permits Tenant to add more names to such directory (which Landlord may grant or deny in its sole discretion), Tenant shall pay the actual cost of lobby directory signage over an allowance of one (1) directory space per Tenant.

          5.8. OVERHEAD FEE. Notwithstanding anything to the contrary contained in this Paragraph 5, Landlord reserves the right to impose a reasonable administrative overhead charge whenever Landlord provides or arranges, upon Tenant's request, for additional or above standard services.

          5.9. LIMITATION REGARDING SERVICES. It is understood that Landlord does not warrant that any of the services referred to in this Paragraph 5 will be free from interruption from causes beyond the control of Landlord. Landlord reserves the right, without any liability to Tenant, and without being in breach of any covenant of this Lease, to interrupt or suspend service of any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises or the common areas of the Building, or the providing of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems advisable, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control, including without limitation, mechanical failure and governmental restrictions on the use of materials or the use of any of the Building systems. In each instance, however, Landlord shall exercise commercially reasonable diligence to eliminate the cause of interruption and to effect restoration of service, and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such interruption. Tenant shall not be entitled to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of the Tenant be affected or reduced by reason of the interruption, stoppage or suspension of any of the Building systems or services arising out of the causes set forth in this Paragraph. To the extent Landlord has controlled over an interruption, Landlord shall use commercially reasonable efforts to schedule such interruption on non-Business Hours.

     6. CARE OF DEMISED PREMISES. Tenant agrees, on behalf of itself, its employees and agents, that during the term of this Lease, Tenant shall comply with the covenants and conditions set forth in this Paragraph 6.

          6.1. INSURANCE AND GOVERNMENTAL REQUIREMENTS. At all times during the term of this Lease and any extension or renewal hereof, Tenant, at its cost, shall comply with, and shall promptly correct any violations of, (i) all requirements of any insurance underwriters, or (ii) any Governmental Requirements relating to Tenant's use and occupancy of the Demised Premises. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, damages, claims of third parties, cost of correction, expenses (including attorney's fees and cost of suit or administrative proceedings) or fines arising out of or in connection with Tenant's failure to comply with Governmental Requirements. The provisions of this Paragraph 6.1 shall survive the expiration or termination of this Lease.

          6.2. ACCESS. Tenant shall give Landlord, its agents and employees, access to the Demised Premises at all reasonable times, and at any time in the case of an emergency, without charge or diminution of rent, to enable Landlord
(i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (ii) upon reasonable notice, to show the Demised Premises to prospective mortgagees and purchasers and to prospective tenants. If representatives of Tenant shall not be present on the Demised Premises to permit entry upon the Demised Premises by Landlord or its agents or employees, at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter the Demised Premises by means of a master key (or, in the event of any emergency, forcibly) without any liability whatsoever to Tenant and without such entry constituting an eviction of Tenant or a termination of this Lease. Landlord shall not be liable by reason of any injury to or interference with Tenant or Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Demised Premises or the Building or to any appurtenance or any equipment therein.

          6.3. CONDITION. Tenant shall keep the Demised Premises and all improvements, installations and systems therein in good order and condition and repair all damage to the Demised Premises and replace all interior glass broken by Tenant, its agents, employees or invitees, with glass of the same quality as that broken, and Tenant shall commit no waste in the Demised Premises. If the Tenant refuses or neglects to make such repairs, or fails to diligently prosecute the same to completion, after written notice from Landlord of the need therefor, Landlord may make such repairs at the expense of Tenant and such expense shall be collectible as additional rent. Any such repairs and any labor performed or materials furnished in, on or about the Demised Premises shall be performed and furnished by Tenant in strict compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted authorities or governmental bodies having jurisdiction over the Building, and any reasonable regulations imposed by Landlord pertaining thereto. Without limitation of the foregoing, Landlord shall have the right to designate any and all contractors and suppliers to furnish materials and labor for such repairs.

          6.4. SURRENDER. Upon the termination of this Lease in any manner whatsoever, Tenant shall remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as at the inception of the term of this Lease or as the same hereafter may have been improved by Landlord or Tenant; reasonable use and wear thereof, damage from fire and other insured casualty and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and at Landlord's option, be conclusively deemed to have been conveyed by Tenant to Landlord as if by Bill of Sale without payment by Landlord. Landlord may dispose of and/or store such goods and effects not removed by Tenant, in Landlord's sole and absolute discretion, the cost thereof to be charged to Tenant. Landlord shall not be responsible for the value, preservation or safe keeping of any property which it handles, stores or removes pursuant to this subparagraph. Upon the termination of this Lease in any manner whatsoever, Tenant shall return to Landlord any and all keys and security access cards affecting the Demised Premises and issued to Tenant and Tenant shall provide Landlord with any combinations or safe keys with respect to any secured areas within the Demised Premises.

          6.5. SIGNS. Tenant shall not place signs on or about any part of the Building, or on the outside of the Demised Premises or on the windows or walls of the Demised Premises, except that Tenant may place a sign on or immediately adjacent to the exterior doors of the Demised Premises and in the elevator lobby of the fifteenth (15th) floor (provided Tenant continues to occupy the entire floor) provided Landlord approves the type, lettering and text of such signs.

          6.6. CARE; INSURANCE. Tenant shall not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium).

          6.7. SYSTEM CHANGES. Tenant shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacement or additions to the water, plumbing, heating, air conditioning or the electrical systems servicing the Demised Premises or any other portion of the Building; nor install any plumbing fixtures in the Demised Premises; nor use in excess of normal office use any of the utilities, the janitorial or trash removal services, or any other services or portions of the Building without the prior written consent of the Landlord and, in the event such consent is granted, the cost of any such installation, replacements, changes, additions or excessive use shall be paid for by Tenant, in advance in the case of any installations, replacements and additions, and promptly upon being billed therefor in the case of charges for excessive use. Subject to the provisions of this Lease and such other reasonable conditions as Landlord may impose, Tenant may install a television system in the Demised Premises and a satellite dish on the roof in accordance with Paragraph 33.

          6.8. ALTERATIONS; ADDITIONS. Tenant shall not make any alteration of or addition to the Demised Premises without the prior written approval of Landlord (except for work of a decorative nature). Such approval shall not be unreasonably withheld for nonstructural interior alteration, provided that (i) no Building systems, structure, or areas outside of the Demised Premises are affected by such proposed alteration, and (ii) reasonably detailed plans and specifications for construction of the work, including but not limited to any and all alterations having any impact on or affecting any electrical systems, plumbing, HVAC, sprinkler system and interior walls and partitions, are furnished to Landlord in advance of commencement of any work. All such alterations and additions, as well as all fixtures, equipment, improvements and appurtenances installed in and affixed to the Demised Premises on or after the inception of this Lease term (but excluding Tenant's trade fixtures and modular furniture systems) shall, upon installation, become and remain the property of Landlord. All such alterations and additions shall be maintained by Tenant in the same manner and order as Tenant is required to maintain the Demised Premises generally and, at Landlord's option, upon termination of the term hereof, shall be removed without damage to the Demised Premises upon surrender. All alterations and additions by Tenant shall be performed in accordance with the plans and specifications therefor submitted to and approved by Landlord, in a good and workerlike manner and in conformity with all Governmental Requirements. In addition, all such alterations and additions shall be performed in strict compliance with the requirements governing work by Tenant's contractors as set forth in Exhibit "F" hereto.

          6.9. MECHANICS' LIENS. Tenant, within ten (10) days after notice from Landlord, (i) shall discharge (by bonding or otherwise) any mechanics' lien for material or labor claimed to have been furnished to the Demised Premises on Tenant's behalf (except for work contracted for by Landlord), (ii) shall deliver to Landlord satisfactory evidence thereof, and (iii) shall indemnify and hold harmless Landlord from any loss incurred in connection therewith.

          6.10. VENDING MACHINES. Tenant shall not install or authorize the installation of any coin-operated vending machines within the Demised Premises, except machines for the purpose of dispensing coffee, snack foods and similar items to the employees of Tenant for consumption upon the Demised Premises, the installation and continued maintenance and repair of which shall be at the sole cost and expense of Tenant.

          6.11. RULES AND REGULATIONS. Tenant (including, without limitation, Tenant's employees and agents) shall faithfully observe and comply with the rules and regulations annexed hereto as Exhibit "E", as the same may from time to time be amended by Landlord (and communicated to Tenant) for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building.

          6.12. ENVIRONMENTAL COMPLIANCE. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Waste" (as defined below) upon or about the Building, or permit Tenant's employees, agents, contractors, and other occupants of the Demised Premises to engage in such activities upon or about the Building or the Demised Premises. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Demised Premises of substances customarily used in offices, provided: (a) such substance shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Demised Premises, strictly in accordance with applicable Governmental Requirements and the manufacturers' instructions therefor, (b) such substances shall not be disposed of, released or discharged in the Building, and shall be transported to and from the Demised Premises in compliance with all applicable Governmental Requirements, and as Landlord shall reasonably require,
(c) if any applicable Governmental Requirement or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Demised Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease.

               (i) Tenant shall promptly notify Landlord of: (a) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Waste on the Demised Premises or the migration thereof from or to the Building, (b) any demands or claims made or threatened by any party against Tenant or the Demised Premises relating to any loss or injury resulting from any Waste, (c) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Waste on or from the Demised Premises, and (d) any matters where Tenant is required by any Governmental Requirement to give a notice to any governmental or regulatory authority respecting any Waste on the Demised Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in any legal proceedings or actions affecting the Demised Premises initiated in connection with any environmental, health or safety Governmental Requirement. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Waste then used, stored, or maintained upon the Demised Premises and the use and approximate quantity of each such material. Tenant shall also furnish Landlord with a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor as well as any written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Governmental Requirement. The term "Waste" for purposes hereof shall mean any hazardous or radioactive material, polychlorinated biphenyls, friable asbestos or other hazardous or medical waste substances as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or by any other federal, state or local law, statute, rule, regulation or order (including any Governmental Requirements) concerning environmental matters, or any matter which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a MSDS.

               (ii) If any Waste is released, discharged or disposed of by Tenant or any other occupant of the Demised Premises, or their employees, agents or contractors, in or about the Building in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Governmental Requirements clean up and remove the Waste from the Building and clean or replace any affected property at the Building (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Section 6.12 within five (5) days after written notice by Landlord, or such shorter time as may be required by any Governmental Requirement or in order to minimize any hazard to any person or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Governmental Requirement). If any Waste is released, discharged or disposed of on or about the Building and such release, discharge, or disposal is not caused by Tenant or other occupants of the Demised Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Paragraph 8 to the extent that the Demised Premises or common areas serving the Demised Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Paragraph 8.

               (iii) In connection with the foregoing, Landlord represents to Tenant that, to Landlord's knowledge, the Building is in compliance with all applicable environmental laws existing, and as interpreted, as of the date of Landlord's execution of this Lease.

     7.   SUBLETTING AND ASSIGNING.

          7.1. GENERAL RESTRICTIONS. Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises (either a sublease or an assignment hereinafter referred to as a "Transfer") without first obtaining Landlord's prior written consent thereto, which shall not be unreasonably withheld, conditioned or delayed. By way of example and without limitation, the parties agree it shall be reasonable for Landlord to withhold consent: (1) if the financial condition of the proposed transferee is not at least equal, in Landlord's reasonable determination, to the financial condition (as of the date of this Lease) of the Tenant named herein; (2) if the proposed use within the Demised Premises conflicts with the use provision set forth herein or is incompatible, inconsistent, or unacceptable with the character, use and image of the Building or the tenancy at the Building in Landlord's reasonable opinion, or conflicts with exclusive use rights granted to another tenant of the Building;
(3) if the business reputation and experience of the proposed transferee is not sufficient, in Landlord's reasonable opinion, for it to operate a business of the type and quality permitted under this Lease; (4) if the document creating the Transfer is not reasonably acceptable to Landlord; (5) the nature of the fixtures and improvements to be performed or installed are not consistent with general office use and the terms of this Lease; (6) if the proposed transferee is an existing tenant of Landlord (except if Landlord has no other available space) or is currently negotiating or has negotiated within the prior twelve
(12) months with Landlord for other space in the Building; (7) if the proposed user is a governmental or quasi-governmental agency; (8) if the proposed transferee will be using or if Landlord has reasonable cause to believe that it is likely to use Waste at the Demised Premises other than those types of Waste normally used in general office operations in compliance with applicable Governmental Requirements; (9) if Landlord has reasonable cause to believe that the proposed transferee's assets, business or inventory would be subject to seizure or forfeiture under any laws related to criminal or illegal activity; or
(10) if a proposed sublet involves more than twenty percent (20%) of the Demised Premises (or, if such proposed sublet would result in more than twenty percent (20%) of the Demised Premises, in the aggregate, being subject to one or more subleases). If Landlord consents to a Transfer, such consent, if given, will not release Tenant from its obligations hereunder and will not be deemed a consent to any further Transfer. Tenant shall furnish to Landlord, in connection with any request for such consent, reasonably detailed information as to the identity and business history of the proposed transferee, as well as the proposed effective date of the Transfer and, prior to the execution thereof, a complete set of the final documentation governing such Transfer, all of which shall be satisfactory to Landlord in form and substance. If Landlord consents to any such Transfer, the effectiveness thereof shall nevertheless be conditioned on the following: (i) receipt by Landlord of a fully executed copy of the full documentation governing the Transfer, in the form and substance approved by Landlord, (ii) any sublessee shall acknowledge that its rights arise through and are limited by the Lease, and shall agree to comply with the Lease (with such exceptions as may be consented to by Landlord), and (iii) any assignee shall assume in writing all obligations of Tenant hereunder from and after the effective date of such Transfer. Tenant shall not advertise or otherwise disseminate any information regarding the Building or the Demised Premises (including, without limitation, rental rates or other terms upon which Tenant intends to Transfer) to potential assignees and/or subtenants without in each instance obtaining Landlord's prior written approval and consent as to the specific form and content of any such advertisement, statement, offering or other information (including, without limitation, approval of rental rates and terms). Landlord's acceptance of any name for listing on the Building Directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any Transfer, or other occupancy of the Demised Premises. Tenant shall not mortgage or encumber this Lease.

          7.2. DEFINITIONS. For purposes hereof, a Transfer shall include any direct or indirect transfer, in any single or related series of transactions, of
(i) fifty percent (50%) or more of the voting stock of a corporate Tenant; (ii) fifty percent (50%) or more of the interests in profits of a partnership or limited liability company Tenant; or (iii) effective voting or managerial control of Tenant; PROVIDED, HOWEVER, that the foregoing shall not apply to a tenant whose ownership interests are publicly-traded on a nationally-recognized exchange.

          7.3. PROCEDURE FOR APPROVAL OF TRANSFER. If Tenant wishes to request Landlord's consent to a Transfer, Tenant shall submit such request to Landlord, in writing, together with reasonably detailed financial information and information as to the identity and business information and business history of the proposed transferee, as well as the proposed effective date and term of the Transfer and the area or portion of the Demised Premises which Tenant wishes to Transfer (the "Transfer Space"). If Landlord fails to respond or request additional information from Tenant within thirty (30) days after receipt of Tenant's proper request for approval, Tenant shall submit an additional request to Landlord, setting forth the same information and further notifying Landlord on such request, on the covering letter in all capital letters and bold-face type, that Landlord's failure to respond or request additional information from Tenant within an additional ten (10) business days shall be deemed an approval (such notice is hereinafter referred to as an "Automatic Approval Notice"). If Landlord fails to respond or request additional information from Tenant within such additional ten (10) business days, such failure to so respond shall be deemed a consent to the Transfer. If Landlord requests additional information, Landlord shall respond within the later of (i) ten (10) business days after receipt of all requested information, or (ii) the expiration of the thirty (30) day period set forth above; and Landlord's failure to do so shall be deemed a consent to the Transfer so long as such additional information shall include (on the covering letter in bold-face type) an Automatic Approval Notice. If Landlord consents to any such Transfer, such consent shall be given on Landlord's form of consent (which consent shall include, among other things, an acknowledgment by the transferee that its rights arise through and are limited by the Lease, that the transferee agrees to comply with the Lease (with such exceptions as may be consented to by Landlord), and a written acknowledgment by Tenant evidencing that Tenant is not released from its obligations under this Lease), which consent document shall be executed by Tenant and the transferee of Tenant. It shall nevertheless be a condition to the deemed effectiveness thereof that Landlord be furnished with a fully executed copy of the full documentation governing the Transfer, in the form and substance approved by Landlord. It shall not be unreasonable for Landlord to object to Transfer document provisions which, INTER ALIA, attempt to make Landlord a party to the Transfer document or impose any obligation on Landlord to the subtenant.

          7.4. RECAPTURE. Upon receipt of Tenant's request for consent to a proposed Transfer, Landlord may elect to recapture the Transfer Space. Landlord's election to recapture must be in writing and delivered to Tenant within thirty (30) days of Landlord's receipt of Tenant's request for permission to Transfer all or a portion of the Demised Premises. Landlord's recapture shall be effective (the "Effective Date") on a date selected by Landlord, which date shall be (i) on or before the date which is twenty (20) days after the proposed effective date of the Transfer, as specifically set forth in Tenant's written request to Landlord for consent to a proposed Transfer, or (ii) if Tenant's written request to Landlord for consent to a proposed Transfer does not contain a proposed effective date, then on or before the date which is twenty (20) days after Landlord's election to recapture the Transfer Space; and, as of the Effective Date and with respect to the Transfer Space, this Lease shall be terminated and Tenant shall be released under this Lease, subject to any continuing liabilities or obligations of Tenant which remain delinquent or uncured with respect to the period prior to the Effective Date.

          7.5. CONDITIONS. In the event Landlord consents to a Transfer of all or any portion of the Demised Premises, Landlord may condition its consent, INTER ALIA, on agreement by Tenant and its assignee and/or sublessee, as the case may be, that fifty (50%) percent of any rental payable under such Transfer arrangement which exceeds (i) the amount of rental payable hereunder be payable to Landlord, less (ii) the reasonable and necessary costs incurred by Tenant and associated with such Transfer amortized over the remaining term of the Lease; as consideration of the granting of such consent. Nothing herein shall, however, be deemed to be a consent by Landlord of any Transfer or a waiver of Landlord's right not to consent to any Transfer. Any purported Transfer not in accordance with the terms hereof shall at Landlord's option, to be exercised at any time after Landlord becomes aware of any such purported Transfer, be void, and may at Landlord's option be treated as an event of default hereunder.

          7.6. SPECIAL CONDITIONS FOR TRANSFERS TO AFFILIATES OF TENANT. Notwithstanding anything to the contrary set forth above, Tenant shall be permitted without Landlord's prior written consent, and subject to the terms of this subparagraph 7.6, to Transfer all or a portion of the Demised Premises to an "Affiliate" of Tenant. For purposes of this subparagraph, Affiliate shall mean; (i) a corporation which owns greater than fifty percent (50%) of the outstanding common stock of Tenant, or (ii) a corporation which has greater than fifty percent (50%) of its common stock owned by Tenant, or (iii) a partnership which owns greater than fifty percent (50%) of the common stock of Tenant, or
(iv) a partnership which has greater than fifty percent (50%) or more of its interest in partnership profits owned by Tenant, or (v) an entity which is the surviving entity in a merger with Tenant pursuant to state corporation or partnership law. The effectiveness of such Transfer to an Affiliate of Tenant shall nevertheless be conditioned on the following: (a) Landlord receiving a fully executed copy of the full documentation governing the Transfer, in the form and substance approved by Landlord, and (b) such sublessee shall acknowledge that its rights arise through and are limited by the Lease, and shall agree to comply with the Lease (with such exceptions as may be consented to by Landlord), and (c) a written acknowledgment by Tenant evidencing that Tenant is not released from its obligations under this Lease.

          7.7. NO RELEASE. Notwithstanding any assignment of this Lease or subletting of all or part of the Demised Premises, whether or not Landlord's consent is required and/or obtained, Tenant shall remain fully liable under all of the terms and provisions of this Lease, except in the event of recapture by Landlord pursuant to Paragraph 7.4.

     8. FIRE OR OTHER CASUALTY. In case of damage to the Demised Premises or those portions of the Building providing access or essential services thereto, by fire or other casualty, Landlord shall, at its expense, cause the damage to be repaired to a condition as nearly as practicable to that existing prior to the damage, with reasonable speed and diligence, subject to delays which may arise by reason of adjustment of loss under insurance policies, Governmental Regulations, and for delays beyond the control of Landlord, including a "force majeure" (as defined below). Landlord shall not, however, be obligated to repair, restore, or rebuild any of Tenant's property or any alterations or additions made by Tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant, or Tenant's visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof except, to the extent and for the time that the Demised Premises are thereby rendered untenantable, the rent shall proportionately abate. In the event the damage shall involve the Building generally and shall be so extensive that Landlord shall decide, at its sole discretion, not to repair or rebuild the Building, or if the casualty shall not be of a type insured against under standard fire policies with extended type coverage, or if the holder of any mortgage, deed of trust or similar security interest covering the Building shall not permit the application of adequate insurance proceeds for repair or restoration, this Lease shall, at the sole option of Landlord, exercisable by written notice to Tenant given within sixty (60) days after Landlord is notified of the casualty and to the extent thereof, be terminated as of a date specified in such notice (which shall not be more than ninety [90] days thereafter), and the rent (taking into account any abatement as aforesaid) shall be adjusted to the termination date and Tenant shall thereupon promptly vacate the Demised Premises. Furthermore, in the case of any such casualty, Landlord shall promptly furnish to Tenant an estimate of the time necessary to repair and restore the Building so as to permit the use of the Demised Premises for the use permitted hereunder. If such estimated period for completion of the repair and restoration of the Building exceeds three hundred sixty-five (365) days from the date of the estimate, Tenant may, but only within twenty (20) days after Tenant's receipt of the estimate, terminate this Lease by written notice to Landlord. If Tenant does not so terminate, this Lease (subject to the provisions set forth herein), shall remain in effect regardless of whether the actual restoration time differs from the estimate; provided, however, in the event the actual restoration time exceeds three hundred ninety-five (395) days from the date of the estimate, Tenant shall have the further right to terminate this Lease by written notice to Landlord, but only within twenty (20) days after the expiration of such three hundred ninety-five (395) day period.

     9.   REGARDING INSURANCE AND LIABILITY.

          9.1. DAMAGE IN GENERAL. Tenant agrees that Landlord and its Building manager and their respective partners, officers, employees and agents shall not be liable to Tenant, and Tenant hereby releases such parties, for any personal injury or damage to or loss of personal property in the Demised Premises from any cause whatsoever unless such damage, loss or injury is the result of the gross negligence or willful misconduct of Landlord, its Building manager, or their partners, officers, employees or agents, and Landlord and its Building manager and their partners, officers or employees shall not be liable to Tenant for any such damage or loss whether or not the result of their gross negligence or willful misconduct to the extent Tenant is compensated therefor by Tenant's insurance or would have been compensated therefor under commonly available commercial policies, and Landlord shall in no event be liable to Tenant for any consequential damages.

          9.2. INDEMNITY. Tenant shall defend, indemnify and save harmless Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents or employees by reason of any of the following which shall occur during the term of this Lease, or during any period of time prior to the Commencement Date hereof or after the expiration date hereof when Tenant may have been given access to or possession of all or any part of the Demised Premises:

               (i) any work or act done in, on or about the Demised Premises or any part thereof at the direction of Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees, except if such work or act is done or performed by Landlord or its agents or employees, contractors, subcontractors, servants, employees, licensees or invitees;

               (ii) any negligence or other wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

               (iii) any accident, injury or damage to any person or property occurring in, on or about the Demised Premises or any part thereof, unless caused by the negligence or willful misconduct of Landlord, its employees or agents; and

               (iv) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

          9.3. TENANT'S INSURANCE. At all times during the term hereof, Tenant shall maintain in full force and effect with respect to the Demised Premises and Tenant's use thereof, comprehensive public liability insurance, naming Landlord and Landlord's agent (and such other parties as Landlord may request) as additional insureds, covering injury to persons in amounts at least equal to $1,000,000.00 per occurrence and $2,000,000.00 general aggregate with an umbrella policy of $4,000,000. Each such policy shall provide that it shall not be cancelable without at least thirty (30) days prior written notice to Landlord and to any mortgagee named in an endorsement thereto and shall be issued by an insurer and in a form satisfactory to Landlord. Tenant shall lodge with Landlord duplicate originals or certificates of such insurance, in a form acceptable to Landlord, at or prior to the commencement date of the term hereof, together with evidence of paid-up premiums, and shall lodge with Landlord renewals thereof at least fifteen (15) days prior to expiration. In addition to the foregoing, Tenant shall also be responsible, at Tenant's own cost, to keep and maintain (i) insurance in respect of and covering Tenant's own furniture, furnishings, equipment and other personal property, all insured for the replacement cost thereof, against all risks and hazards, including but not limited to sprinkler and leakage damage, and theft, and (ii) workers' compensation insurance at the appropriate statutory limits, with respect to and covering all employees of Tenant. Tenant shall also carry, at Tenant's own cost and expense, such other insurance, in amounts and for coverages and on such other terms as Landlord may from time to time deem commercially reasonable and appropriate. Tenant assumes all risk of loss of any or all of its personal property.

          9.4. WAIVER OF SUBROGATION. Each party hereto hereby waives any and every claim which arises or which may arise in its favor and against the other party hereto during the term of this Lease or any extension or renewal thereof for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is recovered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waiver of claims. Each party shall cause its insurers to issue policies containing such provisions.

          9.5. LIMITATION ON PERSONAL LIABILITY. Anything in this Lease, either expressed or implied, to the contrary notwithstanding, Tenant acknowledges and agrees that each of the covenants, undertakings and agreements herein made on the part of Landlord, while in form purporting to be covenants, undertakings and agreements of Landlord, are, nevertheless, made and intended not as personal covenants, undertakings and agreements of Landlord, or for the purpose of binding Landlord personally or the assets of Landlord, except Landlord's interest in the Building; and that no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord, any partner or member of Landlord, any parent or subsidiary of Landlord, or any of their respective heirs, personal representatives, successors and assigns, or officers or employees on account of this Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained, all such personal liability and personal responsibility, if any, being expressly waived and released by Tenant.

          9.6. SUCCESSORS IN INTEREST TO LANDLORD, MORTGAGEES. The term "Landlord" as used in this Lease means the fee owner of the Building, or, if different, the party holding and exercising the right, as against all others (except space tenants of the Building) to possession of the entire Building. Landlord as above-named represents that it is the holder of such rights as of the date hereof. In the event of the voluntary or involuntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue and Tenant shall look solely to such successor-in-interest for the performance of the covenants and obligations of the Landlord hereunder which shall thereafter accrue except to the extent Landlord fails to deliver the Security Deposit to such successor-in-interest. The liability of any such successor in interest to Landlord under or with respect to this Lease shall be strictly limited to and enforceable only out of its or their interest in the Building and Land, and shall not be enforceable out of any other assets. No mortgagee or ground lessor which shall succeed to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall: (i) be liable for any previous act or omission of a prior Landlord, (ii) be subject to any rental offsets or defenses against a prior Landlord, (iii) be bound by any amendment of this Lease made without its written consent, (iv) be bound by payment by Tenant of rent in advance in excess of one (1) month's rent, (v) be liable for any construction of the improvements to be made to the Demised Premises, or for any allowance or credit to Tenant for rent, construction costs or other expenses, or (vi) be liable for any security deposit not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord.

          9.7. SURVIVAL. The provisions of this Paragraph 9 shall survive termination of this Lease.

     10. EMINENT DOMAIN. If all or any part of the Building shall be taken or condemned for public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase; and all right of the Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, business dislocation damages or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority, this Lease shall (i) only in the case of condemnation or taking of a part of the Building which results in the untenantability of the Demised Premises or the condemnation or taking of the entire or a substantial part of the Building (which may or may not include the Demised Premises), at the option of Landlord; or (ii) only in the case of condemnation or taking of the entire Building or such partial taking as results in the untenantability of the Demised Premises, at the option of Tenant; cease and terminate with rent adjusted to such date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

     11. INSOLVENCY. Each of the following shall constitute an event of default by Tenant under this Lease, upon the occurrence of any such event of default Landlord shall have, without need of any notice, the rights and remedies enunciated in Paragraph 12 of this Lease for events of default hereunder: (i) the commencement of levy, execution or attachment proceedings against Tenant, any principal (which shall be defined as any individual or entity having a direct or indirect ownership interest in Tenant of more than 25%) thereof or any partner therein or any surety or guarantor thereof (hereinafter a "Surety") or any of the assets of Tenant, or the application for or appointment of a liquidator, receiver, custodian, sequester, conservator, trustee, or other similar judicial officer, for Tenant, any principal thereof or any partner therein or any Surety; or (ii) the insolvency, under either the bankruptcy or equity definition, of Tenant or any principal thereof or partner therein or any Surety; or (iii) the assignment for the benefit of creditors, or the admission in writing of an inability to pay debts generally as they become due, or the ordering of the winding-up or liquidation of the affairs of Tenant or any principal thereof or partner therein or any Surety; or (iv) the commencement of a case by or against Tenant or any principal thereof or partner therein or any Surety under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar laws, state or federal, or the determination by any of them to request relief under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar proceeding, state or federal, including, without limitation, the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequester or similar official for it or for any of its respective property or assets (unless, in the case of involuntary proceedings, the same shall be dismissed within sixty [60] days after institution).

     12.  DEFAULT.

          12.1. EVENTS OF DEFAULT. If Tenant shall fail to take possession of the Demised Premises on the Commencement Date, or if Tenant fails to pay rent or any other sums payable to Landlord hereunder within five (5) days after written notice that it is due (PROVIDED, HOWEVER, that Landlord shall not be required to give any such notice more than once within any twelve (12) month period), or if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease within fifteen (15) days (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure [but in any event within thirty (30) days]) after written notice thereof by Landlord; PROVIDED, HOWEVER, that Landlord shall not be required to give any such notice more than once within any twelve (12) month period, and PROVIDED THAT the events hereinafter enumerated shall be deemed events of default under this Lease without any notice, grace or cure period: (a) if any of the events specified in Paragraph 11 occur, or (b) if Tenant fails to take actual bona-fide occupancy of the Demised Premises or manifests an intention not to take actual, bona-fide occupancy of the Demised Premises, or if Tenant vacates or abandons the Demised Premises during the term hereof or removes or manifests an intention to remove any of Tenant's goods or property therefrom other than in the ordinary and usual course of Tenant's business, or (c) if any corporate surety or guarantor of this Lease merges with another entity, or liquidates or dissolves or changes control or if any surety or guarantor of this Lease fails to comply with all of the provisions of its suretyship or guaranty agreement, then, and in any of such cases (notwithstanding any former breach of covenant or waiver thereof in a former instance)(each of the foregoing an "Event of Default"), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:

               (i) upon three (3) days' notice to Tenant, declare to be immediately due and payable, on account of the rent and other charges herein reserved for the balance of the term of this Lease (taken without regard to any early termination of such term on account of an Event of Default), a sum equal to the Accelerated Rent Component (as hereinafter defined), in which event Tenant shall remain liable to Landlord as hereinafter provided; and/or

               (ii) whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease on at least five (5) days' notice to Tenant and, on the date specified in such notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required in which event Tenant shall continue to remain liable to Landlord as provided in this Lease.

          12.2. ACCELERATED RENT COMPONENT. For purposes hereof, the "Accelerated Rent Component" shall mean the aggregate of:

               (i) all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

               (ii) the minimum rent reserved for the then entire unexpired balance of the term of this Lease (taken without regard to any early termination of the term by virtue of an Event of Default), plus all other charges, payments, costs and expenses herein agreed to be paid by

Tenant up to the end of such term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component; and

               (iii) Landlord's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of such term which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of additional rent to accrue pursuant to the provisions of Paragraph 4 hereof shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve [12] months immediately preceding the Event of Default).

Provided, however that the amounts described in Subsections (ii) and (iii) above shall be discounted to present value (as of the date of receipt) at two percent (2%) below the then existing "prime rate" established by First Union National Bank, Philadelphia, Pennsylvania, or its successor.

          12.3. RE-ENTRY. In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may, without further notice and without prejudice to any other remedy Landlord may have, enter upon and repossess the Demised Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises, without resorting to the dispossessory procedures set forth in O.C.G.A. Sections 44-7-50 ET. SEQ., and may expel or remove Tenant and any of Tenant's property, and may change or replace the locks on the door(s) to the Demised Premises, all without being liable for any claim for trespass, loss or damage therefor, and may have, hold and enjoy the Demised Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such terms, conditions and provisions (which may include concessions or free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Demised Premises to be redecorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. At Landlord's option, such reletting shall or shall not be deemed a surrender and acceptance of the Demised Premises.

          12.4. CONTINUING LIABILITY. Tenant shall, with respect to all periods of time up to and including the expiration of the term of this Lease (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

               (i) In the event of termination of this Lease on account of an Event of Default, Tenant shall remain liable to Landlord for damages equal to the rent and other charges payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, any brokerage and management commissions, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting, and interest relating thereto) and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), such damages shall be payable to Landlord monthly upon presentation to Tenant of a bill for the amount due.

               (ii) In the event and so long as this Lease shall not have been terminated after an Event of Default, the rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord, and any amount due to Landlord shall be payable monthly upon presentation to Tenant of a bill for the amount due.

          12.5. CREDIT. In the event Landlord, after an Event of Default, shall recover the Accelerated Rent Component from Tenant and it shall be determined at the expiration of the term of this Lease (taken without regard to early termination for an event of Default) that a credit is due Tenant because the net proceeds of reletting, as aforesaid, plus the amounts paid to Landlord by Tenant exceed the aggregate of rent and other charges accrued in favor of Landlord to the end of such term, Landlord shall retain such excess.

          12.6. NO DUTY TO RELET. Landlord shall in no event be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon a reletting, except to the extent of Landlord's obligations under law. Without limiting the foregoing general statement of Landlord's rights in such regard, Landlord shall have no obligation to relet all or any portion of the Demised Premises in preference or priority to any other space Landlord may have available for rent or lease elsewhere in the Building or otherwise.

          12.7. BANKRUPTCY. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain as damages incident to a termination of this Lease, in any bankruptcy, reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect when such damages are to be proved.

          12.8. WAIVER OF DEFECTS. Tenant hereby waives all errors and defects of a procedural nature in any proceedings brought against it by Landlord under this Lease and further waives the right to impose any counterclaim of any nature or description which is not directly related to this Lease in any such proceeding. Tenant further waives the right to trial by jury and any notices to quit as may be specified in O.C.G.A. Sections 44-7-50 ET. SEQ., as the same may have been or may hereafter be amended, and agrees that the notices provided in this Lease shall be sufficient in any case where a longer period may be statutorily specified.

          12.9. NON-WAIVER BY LANDLORD. The failure of Landlord to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment in the future of such performance or exercise, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

          12.10. PARTIAL PAYMENT. No payment by Tenant or receipt by Landlord of a lesser amount than the correct minimum rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

          12.11. OVERDUE PAYMENTS. If rent or any other sum due from Tenant to Landlord shall be overdue for more than ten (10) days, it shall from the original due date, until paid, bear interest at the higher of (i) five percent (5%) above the prime rate published in the Wall Street Journal, if available (and, if not available, then such comparable substitute rate as may be selected by Landlord), from time to time, and (ii) the rate of twenty-five percent (25%) per annum (or, if lower, the highest legal rate).

          12.12. CUMULATIVE REMEDIES. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

     13.  SUBORDINATION.

          13.1. GENERAL. This Lease is and shall be subject and subordinate to all ground or underlying leases of the Building and to all mortgages, deeds of trust and similar security documents which may now or hereafter be secured upon the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any lessor or mortgagee, but in confirmation of such subordination, Tenant shall execute, within ten (10) days after request by Landlord, any certificate that Landlord may reasonably require acknowledging such subordination. Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case, this Lease shall continue in full force and effect at the option of the party holding the superior lien and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment. If Landlord shall so request, Tenant shall send to any mortgagee or ground lessor of the Building designated by Landlord, a copy of any notice or future notice given by Tenant to Landlord (i) alleging material breach by Landlord in its obligations under this Lease, (ii) exercising an option to renew, expand or terminate the lease, and/or (iii) any other material communications.

          13.2. RIGHTS OF MORTGAGEE OR GROUND LESSOR. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each such mortgage and ground lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice (which reasonable period shall in no event be less than the period to which Landlord would be entitled, under this Lease or otherwise, after similar notice, to effect such remedy plus an additional period of time of thirty (30) days for a monetary default, or for any other default, the number of days reasonably required for the holder of each such mortgage and ground lease to obtain possession of the Building and to cure such default (but in no event less than an additional 45 days period)).

          13.3. MODIFICATIONS. If, in connection with obtaining, continuing or renewing financing for which the Building, Land or the Demised Premises or any interest therein represents collateral in whole or in part, a banking, insurance or other lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold, delay, condition or defer its consent thereto, PROVIDED THAT such modifications do not increase the monetary obligations of Tenant hereunder or adversely affect to a material degree Tenant's leasehold interest hereby created.

     14. NOTICES. All notices and other communications hereunder, to be effective, must be in writing (whether or not a writing is expressly required hereby), and must be either (i) hand delivered, or (ii) sent by a recognized national overnight courier service, fees prepaid, or (iii) sent by United States registered or certified mail, return receipt requested, postage prepaid, or (iv) sent by facsimile transmission (with a confirmation copy immediately to follow by any of the methods of delivery set forth above); in all of the foregoing cases to the following respective addresses:

          14.1. IF TO LANDLORD:

                ML - Capital City, L.L.C. and Lakes - Capital City, L.L.C. c/o The Rubenstein Company, L.P.
                4100 One Commerce Square
                2005 Market Street
                Philadelphia, Pennsylvania 19103
                Attention: David B. Rubenstein
                           R. Bruce Balderson, Jr., Esq.
                FAX:  (215) 563-4110

          14.2. IF TO TENANT:

                PRIOR TO THE COMMENCEMENT DATE:

                CTN Media Group, Inc.
                5784 Lake Forrest Drive
                Suite 275
                Atlanta, GA 30328
                Attention: Jason Elkin, Chairman and CEO
                FAX: 404-256-9168

                FOLLOWING THE COMMENCEMENT DATE:

                CTN Media Group, Inc.
                One Capital City Plaza
                3350 Peachtree Road, N.E.
                Suite 1500

                Atlanta, Georgia 30326
                Attention:  Jason Elkin, Chairman and CEO
                FAX:  404-256-9168

or at such other address or to the attention of such other person as either party may hereafter give the other for such purpose. Notices will be deemed to have been given (a) when so delivered (by hand delivery, courier service or facsimile transmission as aforesaid), or (b) three days after being so mailed (by registered or certified mail as aforesaid).

     15. HOLDING OVER. Should Tenant continue to occupy the Demised Premises after expiration of the Term of this Lease or any renewal or renewals thereof, or after a forfeiture or other termination thereof, such tenancy shall (without limitation on any of Landlord's rights or remedies therefor) be one at sufferance from month to month at a minimum monthly rent equal to twice the greater of (i) the sum of minimum rent and additional rent payable for the last month of the term of this Lease or, (ii) the fair market rental value at the time of such holdover, and, in addition to either of the foregoing, all other charges payable with respect to such last month of this Lease and all damages suffered or incurred by Landlord as a result of or arising from such holdover tenancy. Nothing contained herein shall grant Tenant the right to holdover after the term of this Lease has expired.

     16. RESERVATIONS IN FAVOR OF LANDLORD. (i) All walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance), except the inside surfaces thereof, (ii) any terraces or roofs adjacent to the Demised Premises, and (iii) any space in or adjacent to the Demised Premises used for shafts, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as reasonable access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

     17.  COMPLETION OF IMPROVEMENTS; DELAY IN POSSESSION.

          17.1. LANDLORD IMPROVEMENTS. Landlord, at Landlord's own cost, shall furnish, install and otherwise provide and be responsible for all "Landlord Improvements" identified on Exhibit "F", and Landlord shall perform, observe and complete its obligations with respect to Landlord Improvements, all within the time periods therefor and all as more completely set forth herein and in Exhibit "F".

          17.2. Intentionally Omitted.

          17.3. PERFORMANCE OF LANDLORD AND TENANT IMPROVEMENTS. The responsibility for costs, preparation of preliminary and final plans, working drawings and specifications, bidding process, contracting, payment arrangements, and all other undertakings with respect to the design and performance of Landlord Improvements and Tenant Improvements, and the timing and mechanics thereof and therefor, including Landlord's and Tenant's respective consent and approval rights related thereto, and also including matters relating to the consequences of delays and the meaning and definition of "Substantial Completion," are all as set forth herein and in Exhibit "F".

          17.4. ACCEPTANCE. Tenant represents that the Building, Land, and the Demised Premises, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, and the present uses and non-uses thereof, have been examined by Tenant, and Tenant accepts them in the condition or state in which they now are, or any of them now is (subject to Landlord's rights as set forth in this Lease, including, without limitation, under Section 1.2 hereof), without relying on any representation, covenant or warranty, express or implied, by Landlord, except as may be expressly contained herein with respect to Landlord Improvements to be constructed in the Demised Premises. Tenant's occupancy of the Demised Premises shall constitute acceptance of the Landlord Improvements, as set forth in this Paragraph, subject to paragraph 2.4 hereof. The provisions of this Paragraph shall survive the termination of this Lease.

          17.5. DELAY IN POSSESSION. If Landlord shall be unable to deliver possession of the Demised Premises to Tenant on the date specified for commencement of the term hereof (i) because a certificate of occupancy has not been procured, or (ii) because of the holding over or retention of possession of any tenant or occupant, or (iii) if repairs, improvements or decoration of the Demised Premises, or of the Building, are not completed, or (iv) because of the operation of a "force majeure" (which shall mean any delay in performance hereunder caused by any event beyond the control of Landlord including without limitation, labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain material or services or acts of God), or (v) for any reason identified in Exhibit "F" attached hereto, or for any other reason, then in any such case Landlord shall not be subject to any liability to Tenant. Under such circumstances, except as set forth in Exhibit "F" to this Lease relating to delays resulting from actions or omissions by Tenant, the rent reserved and covenanted to be paid herein and the term of this Lease shall not commence until possession of the Demised Premises is given or the Demised Premises are available for occupancy by Tenant, and no such failure to give possession shall in any other respect affect the validity of this Lease or any obligation of the Tenant hereunder (except as to the date of commencement of accrual of rent).

     18. COMMUNICATION AND COMPUTER LINES. Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the "Lines") at the Building in or serving the Demised Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Paragraph 6.7, (b) any such installation, maintenance, replacement, removal or use shall comply with all Governmental Requirements applicable thereto and good work practices including, but not limited to, the National Electrical Code and all requirements of the National Fire Protection Agency and Underwriters Laboratories and shall not interfere with the use of any then existing Lines at the Building, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Building, as determined in Landlord's reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or may cause radiation higher than normal background radiation or may induce a harmonic frequency that results in any disruption to Building systems or functions, the Lines therefor (including riser cables) shall be appropriately insulated and/or filtered to prevent such excessive electromagnetic fields, radiation or harmonic frequency, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Demised Premises, (f) Tenant's rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith, and Landlord reserves the right to require that Tenant remove any Lines located in or serving the Demised Premises which are installed in violation of these provisions, or which are at any time in violation of any Governmental Requirements or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice.

          18.1. LANDLORD RESERVATION. Landlord may (but shall not have the obligation to): (i) install new Lines at the Building (ii) create additional space for Lines at the Building, and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by Governmental Requirements or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) over the useful life of such item (but in no event longer than five years).

          18.2. REMOVAL OF LINES. Notwithstanding anything to the contrary contained in Paragraph 6.4, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Demised Premises and restore any penetrations by or for Tenant (such that the same shall be in compliance with all applicable Governmental Requirements) upon termination of this Lease, provided Landlord notifies Tenant prior to or within thirty (30) days following such termination. Any Lines not required to be removed pursuant to this Paragraph shall, at Landlord's option, become the Property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Paragraph, Landlord may, after twenty (20) days written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Governmental Requirements). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any

Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

          18.3. COMMUNICATION CONTRACTORS. Landlord has informed Tenant that certain office and communication services may be offered to tenants of the Building by an entity which may or may not be related to or under contract with Landlord ("Supplier"). Tenant shall be permitted to contract with Supplier for the provision of any or all of such services on such terms and conditions as Tenant and Supplier may agree. Tenant shall also be permitted to obtain office and communication services from any other reputable person or entity in the business of providing the same (hereinafter referred to as "Separate Supplier"), provided that Landlord shall not be required thereby to make any alterations in or to any part of the Building or the use of any facilities or equipment of the Building, and provided further that no such services provided by a Separate Supplier, or any equipment or facilities used or to be used in connection therewith, shall be incompatible in any respect with, or shall interfere with or otherwise impair or adversely affect the operation, reliability or quality of any Building systems or any services, equipment or facilities used or operated by Supplier or any tenant in the Building. Tenant acknowledges and agrees that:
(a) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, whether provided by Supplier or any Separate Supplier, or the quality, reliability or suitability thereof; (b) neither Supplier nor any Separate Supplier is acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Supplier or any Separate Supplier or their agents, employees, representatives, officers or contractors; (c) if Tenant so contracts for such services with Supplier or Separate Supplier, Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment, or facilities; and (d) any contract or other agreement between Tenant and Supplier or any Separate Supplier shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Supplier or any Separate Supplier with respect to any such contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, entitle Tenant to any abatement of rent or any other payment required to be made by Tenant hereunder or constitute any actual or constructive eviction of Tenant or otherwise give rise to any other claim of any nature against Landlord. If Tenant does not contract for such office and communication services with a Supplier or Separate Supplier, this subparagraph shall be deemed of no force or effect under this Lease.

     19. LANDLORD'S RELIANCE. Landlord has executed the Lease in reliance upon certain financial information which has been submitted by Tenant to Landlord prior to the execution of the Lease (the "Financial Information"). From time to time, upon five (5) days written request by Landlord, Tenant will submit to Landlord current financial information (any such information is hereinafter referred to as the "Updated Financial Information"), in detail reasonably satisfactory to Landlord, in order for Landlord to determine properly Tenant's then financial condition. As a material inducement to Landlord to enter into this Lease, Tenant (and each party executing this

Lease on behalf of Tenant individually) represents and warrants to Landlord that: (i) the Financial Information (and, upon submission, the Updated Financial Information) is complete, true and correct and a presents a fair representation of Tenant's financial condition at the time of signing of this Lease; (ii) Tenant and the party executing on behalf of Tenant are fully and properly authorized to execute and enter into this Lease on behalf of Tenant and to deliver the same to Landlord; (iii) the execution, delivery and full performance of this Lease by Tenant do not and shall not constitute a violation of any contract, agreement, undertaking, judgment, law, decree, governmental or court order or other restriction of any kind to which Tenant is a party or by which Tenant may be bound; (iv) Tenant has executed this Lease free from fraud, undue influence, duress, coercion or other defenses to the execution of this Lease;
(v) this Lease constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms; (vi) each individual executing this Lease on behalf of Tenant is legally competent, has attained the age of majority and has full capacity to enter into this Lease; and (vii) if Tenant is a corporation, a partnership or a limited liability company: (a) Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and has full power and authority to enter into this Lease, to perform its obligations under this Lease in accordance with its terms, and to transact business in Georgia; (b) the execution of this Lease by the individual or individuals executing it on behalf of Tenant, and the performance by Tenant of its obligations under this Lease, have been duly authorized and approved by all necessary corporate, partnership or limited liability company action, as the case may be; and (c) the execution, delivery and performance of this Lease by Tenant is not in conflict with Tenant's bylaws or articles of incorporation, agreement of partnership, limited liability company operating agreement or certificate of formation or other organization documents or charters, agreements, rules or regulations governing Tenant's business as any of the foregoing may have been supplemented, modified, amended, or altered in any manner.

     20. PRIOR AGREEMENTS; AMENDMENTS. This Lease constitutes the entire agreement between the parties relating to the subject matter contained herein. Neither party hereto has made any representations or promises except as contained herein or in some further writing signed by the party making such representation or promise, which, by its express terms, is intended to supplement the terms hereof. Without limiting the foregoing, this Lease supersedes all prior negotiations, agreements, informational brochures, letters, promotional information, proposals, and other statements and materials made or furnished by Landlord or its agents. No agreement hereinafter made shall be effective to change, modify, discharge, waive obligations under, or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and is signed by the party against whom enforcement of the change, modification, discharge, waiver or abandonment is sought. Furthermore, Tenant acknowledges that no warranty, representation, covenant, writing, document, instrument, amendment, modification, agreement or like instrument shall be binding upon or enforceable against Landlord unless executed by Landlord.

     21. CAPTIONS. The captions of the paragraphs and subparagraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

     22. LANDLORD'S RIGHT TO CURE. Landlord may (but shall not be obligated to), on five (5) days' notice to Tenant (except that no notice need be given in case of emergency), cure on behalf of Tenant any default hereunder by Tenant, and the cost of such cure (including any attorney's fees incurred and reasonable interest on such costs to cure) shall be deemed additional rent payable upon demand.

     23. ESTOPPEL STATEMENT. Tenant shall from time to time, within ten (10) days after request by Landlord, execute, acknowledge and deliver to Landlord, or to any third party designated by Landlord, a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments of modification), confirming the rents and other charges under this Lease and the dates to which rent and other charges have been paid, and certifying whether or not, to the best of Tenant's knowledge, Landlord is in default hereunder or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified) and such other reasonable information as Landlord shall require, in the form set forth in Exhibit "G" hereto or such similar form as may be required by any subsequent mortgagee or third party assuming such statements are true. To the extent such estoppel statement is not received from Tenant in a timely manner in accordance with this Paragraph, Landlord shall be entitled to furnish to any third party to whom such estoppel statement would have been delivered Landlord's good faith statement to the effect requested from Tenant, and Tenant shall be bound by, and deemed to have delivered, such Landlord's estoppel statement with respect to this Lease. Any such estoppel statement may be relied upon by Landlord, any mortgagees, auditors, insurance carriers and prospective purchasers.

     24.  Intentionally Omitted.

     25. BROKER. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Lease, other than The Rubenstein Brokerage Group, Inc. and Lilly Realty Associates, Inc. ("Brokers"), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Brokers, employed or engaged by it or claiming to have been employed or engaged by it. Each of the Brokers is entitled to a leasing commission in connection with the making of this Lease, and Landlord shall pay such commission to each of the Brokers pursuant to a separate agreement between Landlord and each of the respective Brokers.

     26.  MISCELLANEOUS.

          26.1. CERTAIN INTERPRETATIONS. The word "Tenant" as used in this Lease shall be construed to mean tenants in all cases whether there is more than one tenant (and in such case the liability of such tenants shall be joint and several), and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its successors and assigns, provided that this Lease shall not inure to the benefit of any assignee or successor of Tenant except upon the express written consent of Landlord as herein provided.

          26.2. PARTIAL INVALIDITY. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or to which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          26.3. GOVERNING LAW. This Lease shall be governed in all respects by the laws of the State of Georgia.

          26.4. LIGHT AND AIR. This Lease does not grant any legal rights to "light and/or air" outside the Demised Premises nor any particular view or cityscape visible from the Demised Premises.

          26.5. RECORDING. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant and Tenant shall remove immediately upon request by Landlord any improperly recorded copy of this Lease or memorandum of Lease.

          26.6. RELATIONSHIP OF PARTIES. This Lease creates the relationship of landlord and tenant only between Landlord and Tenant and does not create any partnership, joint venture or other relationship between Landlord and Tenant. Tenant acknowledges that Tenant shall obtain only an usufruct and leasehold estate pursuant to this Lease, which shall not be subject to levy and/or sale.

          26.7. PREPARATION. Landlord and Tenant agree that both Landlord and Tenant have participated in the preparation of this Lease and that in the event of any ambiguity herein, this Lease shall not be construed against either party.

     27. QUIET ENJOYMENT. Upon payment by Tenant of the rent and other sums provided herein and Tenant's observance and performance of the covenants, terms and conditions of this Lease to be observed and performed by Tenant, Tenant shall peaceably hold and quietly enjoy the Demised Premises for the term of this Lease without hindrance or obstruction by Landlord or any other person claiming by, through or under Landlord, subject to the terms and conditions of this Lease, and to any mortgage or ground lease which is superior to this Lease.

     28. TRANSPORTATION MANAGEMENT PLAN. If required by the Buckhead/Lenox Station Special Public Interest District Ordinance (as the same may have been or may hereafter be modified and/or amended, the "Ordinance"), Tenant agrees to establish and implement a Transportation Management Plan ("TMP") in accordance with the requirements of the Ordinance. Tenant acknowledges that the specific requirements of a TMP are as designated in Section 16-18L.011 of the City of Atlanta zoning ordinance (as the same may have been or may hereafter be modified and/or amended). At the request of Landlord, Tenant agrees to provide a copy of any such TMP (together with information as to Tenant's implementation thereof) to Landlord. Without limiting the foregoing, and at the request of Landlord, Tenant agrees to cooperate with Landlord in connection with the establishment and implementation of a TMP for the Building as may be required by the Ordinance.

     29. PARKING. Tenant acknowledges that in the garage attached to the Building and on the surface parking lot (as the same may be altered or eliminated) on the Land immediately adjacent to the garage, and pursuant to the REA and applicable Governmental Requirements, Landlord has the use of a limited number of parking spaces in connection with the Building (the "Building Parking

Spaces"). Of the Building Parking Spaces, and subject to the provisions of this
Section 29, Landlord shall make available to Tenant's employees, invitees and designees (collectively, the "Authorized Users"), at prevailing market parking rates, not fewer than (i) three (3) reserved parking spaces (the "Reserved Spaces"), such Reserved Spaces to be for Tenant's Authorized Users' exclusive use and shall be designated by movable chains or other secure barriers, prominent signs or markings or similar means, and (ii) forty-eight (48) unreserved parking spaces (the "Unreserved Spaces"), such Unreserved Spaces to be for Tenant's Authorized Users' non-exclusive use. Tenant shall receive one
(1) appropriate parking access card for each Reserved Space utilized by Tenant and one (1) appropriate parking access card for each Unreserved Space utilized by Tenant. If at any time Tenant shall not pay for one or more of the Reserved Spaces or Unreserved Spaces, then Tenant's right to use such unused space(s) shall automatically and irrevocably terminate. For so long as Tenant shall have the right to utilize a Reserved Space or an Unreserved Space, all such access cards shall be freely transferable by Tenant to and among Tenant's Authorized Users.

          Tenant acknowledges that all parking facilities at the Building (and, if applicable, the Project), including, without limitation, all Reserved and Unreserved Spaces, shall be administered and operated by, and under the management supervision of, a parking operator (the "Parking Operator"), as designated from time to time. Without limiting the generality of the foregoing, the exact location and use of each Reserved Space and Unreserved Space, the administration of monthly parking agreements, the distribution of access cards and the establishment and collection of parking fees and charges, shall be administered by the Parking Operator and shall be subject to such rules and regulations as the Parking Operator may impose from time to time. The administration of the parking facilities shall be conducted by the Parking Operator in conformance with the quality standards then prevailing at other parking facilities in the vicinity of the Building. The prevailing market parking rates for the Reserved Spaces and Unreserved Spaces shall be set by the Parking Operator based on the then-current market parking rates of commercial parking spaces in comparable first-class Buckhead - Atlanta office buildings, as ultimately determined by Landlord and Parking Operator.

          The Parking Operator shall operate the Building Parking Spaces such that the Building Parking Spaces shall be principally and substantially used by and available to Authorized Users during the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, excluding Holidays (the "Authorized User Parking Hours"). Landlord shall be entitled to utilize the Building Parking Spaces which are not Reserved Spaces for commercial purposes to the public, and allow persons who are not Authorized Users to utilize any of the Building Parking Spaces which are not Reserved Spaces, at all times other than the Authorized User Parking Hours, and also during the hours of 7:00 a.m. to 6:00 p.m. Monday through Friday if such use by persons other than Authorized Users shall not interfere with Tenant's Authorized Users' rights hereunder to use Reserved Spaces and Unreserved Spaces.

     30.  RENEWAL OPTION.

          30.1. GRANT OF OPTION. Tenant is hereby granted the right and option (the "Renewal Option") to extend the term of the Lease for one (1) additional period of five (5) years, such renewal term (the "Renewal Term") to commence on the expiration of the initial term and to expire on the last day of the sixtieth
(60th) complete calendar month thereafter, PROVIDED THAT:

               (i) At the time the Tenant's Conditional Renewal Notice (as defined below) is received by Landlord, at the time the Tenant's Unconditional Renewal Notice (as defined below) is received by Landlord, and at the time the Renewal Term commences, the Lease shall be in full force and effect and there shall exist no Event of Default by Tenant or event which except for the passage of time, the giving of notice or both, would constitute a default by Tenant;

               (ii) The Renewal Option, when effectively exercised, shall apply to the entire then-current Demised Premises; and

               (iii) The Renewal Option is personal to Tenant and may only be exercised by Tenant and not by any assignee of the Lease or subtenant of all or any portion of the Demised Premises (except an Affiliate), whether or not Landlord has consented to such assignment or subletting. The Renewal Option may not be exercised if Tenant has assigned this Lease or subleased more than twenty-five percent (25%) of the Demised Premises.

          30.2. PROCEDURE. If Tenant wishes to exercise the Renewal Option, Tenant shall follow the following procedure:

               (i) Tenant shall give written notice ("Tenant's Conditional Renewal Notice") to Landlord on or before the twelve (12) months prior to the expiration of the initial term (but not before the fifteenth (15th) month prior to the expiration of the initial term), stating that Tenant desires to preserve its right to exercise the Renewal Option.

               (ii) Within thirty (30) days after receiving Tenant's Conditional Renewal Notice, Landlord shall give Tenant, in writing, notice ("Landlord's Response") which shall include: (a) Landlord's then offered rental rates applicable to the Renewal Term (which rates shall be not less than the annual minimum rent PLUS the estimated additional rent for all of the Demised Premises established for the last year of the Lease term), (b) the leasehold improvement allowance, if any, and other tenant-incentives, if any, which Landlord is at that time customarily offering to tenants of the Building whose leases are expiring, and (c) provisions relating to additional rent (including Tenant's Share of Taxes and Tenant's Share of Operating Expenses); all as adjusted by Landlord to reflect the time periods covered by, and length of, the Renewal Term.

               (iii) If Tenant wishes to exercise the Renewal Option, Tenant must, within ten (10) business days after receiving Landlord's Response, give written unconditional notice ("Tenant's Unconditional Renewal Notice") to Landlord, stating that Tenant is exercising the Renewal Option. Tenant's Unconditional Renewal Notice shall constitute Tenant's agreement with all of the terms and conditions of Landlord's Response.

          30.3. TERMS OF OPTION. If the Renewal Option is effectively exercised, all of the terms and conditions contained in this Lease shall continue to apply during the Renewal Term, except that:

               (i)  There shall be no further right of renewal beyond the one
(1) Renewal Term;

               (ii) There shall be no rent abatements, construction allowances, or other concessions for or with respect to the Renewal Term (except to the extent the same were contained in Landlord's Response); and

               (iii) The annual minimum rent during the Renewal Term shall be as set forth in Landlord's Response, and all annual minimum rent and all additional rent for and during the Renewal Term shall be paid in the manner and at the times required by the Lease.

          30.4. FAILURE TO EXERCISE. In the event Tenant fails to provide to Landlord (i) Tenant's Conditional Renewal Notice, or (ii) Tenant's Unconditional Renewal Notice, in either case, in the manner and within the applicable time period set forth herein, this Renewal Option shall automatically and immediately terminate and Tenant shall have no other Renewal Option. In such event, the Renewal Option shall be of no force or effect and Landlord shall be free to lease the Demised Premises to any other person or entity, on whatever business terms Landlord may choose.

          30.5. TIME OF THE ESSENCE. Landlord and Tenant agree that all time periods and deadlines contained in this Renewal Option are of the essence.

     31. TERRACE. Tenant shall have the right to use the outdoor terrace immediately adjacent to the Demised Premises (the "Terrace"), which Terrace shall be considered a part of the Demised Premises, subject to the terms of this Lease and the following additional provisions: (i) Tenant agrees and acknowledges that Tenant's use of the Terrace is and shall be at Tenant's OWN RISK; (ii) Tenant accepts the Terrace in its "AS IS/WHERE IS" condition, without any obligation on the part of Landlord to perform any alterations, improvements, redecorating or other work therein, or to provide any construction or monetary allowance therefor (and the square footage of the Terrace shall not be included for purposes of determining the amount of any construction allowance under this Lease); (iii) Landlord shall not be required to provide cleaning services or any other services to the Terrace; (iv) Tenant shall, at Tenant's own cost, promptly remove all trash from the Terrace and otherwise keep the Terrace clean and free from litter and other garbage; (v) Tenant shall be responsible for any and all loss or damage to Tenant's property on the Terrace; (vi) Tenant shall not make any alterations, additions or improvements in, to or about the Terrace; and
(vii) Tenant shall comply with any other rules or regulations hereafter imposed by Landlord with respect to the use of the Terrace, for the safety, care and cleanliness of the Building and the comfort, quiet enjoyment and convenience of other tenants in the Building.

          In addition to and without limiting the foregoing, Tenant agrees that Tenant shall not (and shall not allow any other party to) place, display or maintain any object, other than furniture, on the Terrace without Landlord's prior written approval, which may be given or withheld in Landlord's sole discretion. Any and all property on the Terrace shall in all cases be installed, used, operated, maintained and removed in compliance with the following requirements: (i) the property shall not interfere in any way with the Building's existing or future engineering, window washing or other maintenance functions; (ii) the property must be properly secured and installed so as not to be affected by high winds or other elements; (iii) the property shall not be visible from the exterior of the Building; and (iv) the property shall not interfere with or otherwise affect the electrical, mechanical, structural, life safety or other building systems of the Building or obstruct or interfere with the rights of other tenants in the Building.

          In addition to Tenant's other indemnification obligations hereunder, Tenant shall indemnify, defend and hold harmless Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents or employees by reason of, in connection with or otherwise arising out of, Tenant's use of the Terrace.

     32. CONFIDENTIALITY. TENANT ACKNOWLEDGES AND AGREES THAT THE TERMS OF THIS LEASE AND THE NEGOTIATIONS WHICH LED TO THE EXECUTION OF THIS LEASE ARE CONFIDENTIAL IN NATURE. TENANT COVENANTS THAT, EXCEPT AS MAY BE REQUIRED BY LAW (WHICH SHALL INCLUDE FILINGS FOR THE SECURITIES AND EXCHANGE COMMISSION) OR BY ANY LENDER IN CONNECTION WITH A CURRENT OR PROPOSED FINANCING FOR TENANT, TENANT SHALL NOT COMMUNICATE THE TERMS OR ANY OTHER ASPECT OF THIS TRANSACTION WITH, AND WILL NOT DELIVER ALL OR ANY PORTION OF THIS LEASE TO, ANY PERSON OR ENTITY OTHER THAN LANDLORD.

     33. SATELLITE DISH. Landlord hereby grants to Tenant, commencing on the Commencement Date and ending on the expiration or other termination of this Lease, a license to install, use, operate and maintain, a non-transmitting, receiving only Satellite Dish Antenna (the "Dish") on the roof of the Building in accordance with the following terms and conditions.

          33.1. INSTALLATION OF DISH. The Dish shall be installed, used, operated and maintained solely in the space designated by Landlord (the "Licensed Space") and solely at the expense of Tenant. Tenant shall coordinate the installation activities with Landlord and shall neither bring equipment to the site, nor commence its installation within the Licensed Space, without first giving Landlord reasonable notice of the date and time of the planned installation. Tenant will indemnify, defend and hold harmless Landlord from and against all costs and expenses in connection with the installation, use, operation and maintenance of the Dish and will not suffer or permit any mechanics liens to be claimed as a result of any such work. Should any such mechanics liens be placed against the Building or any part thereof or against any interest of Landlord therein, Tenant shall pursue the release of any such liens and be responsible for the cost of releasing the same in accordance with Paragraph 6.9 of this Lease.

               (i) The Dish shall in all cases be installed, used, operated, maintained and removed in compliance with the following requirements: (1) the Dish shall not interfere in any way with the Building's existing engineering, window washing or other maintenance functions; (2) the Dish must be properly secured and installed so as not to be affected by high winds or other elements;
(3) the Dish must be properly grounded; (4) the size, color and other aesthetics of the Dish shall be approved by Landlord (which shall not be unreasonably withheld); (5) the weight of the Dish shall not exceed the load limits of the Building; (6) in no event shall the Dish or any appurtenant wiring or cable interfere with or otherwise affect the electrical, mechanical, structural, life safety or other building systems of the Building; and (7) the Dish shall not adversely affect the ordinary operation of the Building or the use and occupancy of the Building by other tenants or other persons including, but not limited to, the radio station currently (or any radio station subsequently) occupying the Building. In the event that the Dish is alleged to have violated requirements (1), (6) or (7), then the Dish shall immediately cease to operate until Landlord's engineers can determine the validity of the allegation.

          33.2 OPERATION OF THE DISH. Tenant will, at all times in connection with the installation, use, operation and maintenance of the Dish, comply with all federal, state and local governmental and quasi-governmental laws, statutes, codes, rules, ordinances and regulations affecting the installation, use, operation and maintenance of the Dish, including applicable building and fire codes, and will particularly comply with all requirements of the Federal Aviation Administration and the Federal Communications Commission in respect thereof. In connection with the foregoing, Tenant, at Tenant's own cost and expense, shall be obligated to secure and obtain all required permits, approvals and licenses for or with respect to the installation and operation of the Dish prior to the commencement of any installation activities hereunder, and Tenant shall be obligated to keep in force and renew all thereof before the same, or any of thereof, shall expire.

               (i) The use of the Dish by Tenant will be such as not to cause any interference (as defined by engineering standards of the Federal Communications Commission) with communication or other equipment presently or hereafter located at or about the Building and belonging to or operated by Landlord, any tenant or other occupant of the Building or any parties to whom Landlord has previously granted rights, or hereafter may grant rights. Tenant will indemnify, defend and hold harmless Landlord from and against any and all claims for damages due to its Dish or the transmissions therefrom which cause any such interference. Landlord will promptly notify Tenant of any claim from third parties of alleged interference created by Tenant's installation or from transmissions or receptions from such installations. Upon receipt of any notification from Landlord of any such claimed interference, Tenant will undertake the handling of such claim and shall indemnify, defend and hold harmless Landlord from and against any and all cost and expenses arising by reason of such claim. As part of the installation of the Dish, Tenant will appropriately filter and trap any and all byproducts or interferences through existing broadcast installations and their signals or through other appropriate means.

               (ii) Tenant will bear all costs and expenses in connection with the installation, use, operation, maintenance and removal of the Dish, including all costs relating to the repair of any damage to the roof or other parts of the Building caused directly or indirectly by any such installation, use, operation, maintenance or removal, including without limitation water damage or other damage resulting from the elements.

               (iii) For all purposes of this Agreement, the Dish shall be considered personal property and shall remain the property of Tenant. Landlord shall not be obligated or responsible for, and Tenant alone shall be responsible for, any damage, theft or vandalism of the Dish and for any and all expenses resulting from any such damage, theft or vandalism, except if the same is caused by the willful act of Landlord or its employees or agents.

               (iv) Upon the expiration or sooner termination of this Lease the Dish shall be removed by the Tenant and the roof of the Building shall be repaired and restored to its original condition by the Tenant, all at Tenant's sole cost and expense.

               (v) Upon reasonable notice to Landlord, Tenant shall have reasonable and adequate access to the rooftop of the Building to install, use, operate, maintain and remove the Dish during the term of this Lease.

          33.3. INDEMNITY. Tenant will indemnify, defend and hold harmless Landlord from and against any claim for damage to person or property arising out of or in connection with the exercise of Tenant's rights pursuant to this Paragraph 33, or otherwise arising out of or in connection with Tenant's installation, use, maintenance, operation, repair, removal or replacement of the Dish.

          33.4. INSURANCE. All installation, repair, reorientation, removal or reinstallation of the Dish and its use, operation and maintenance, shall comply with all requirements of the insurance company insuring the Building against fire, windstorm, liability and extended coverage damage. Should the activities of Tenant pursuant to this Paragraph 33 result in any increase of insurance premium, the amount of such increase will be paid for solely by Tenant.

          33.5. NON-EXCLUSIVITY. Tenant's right to install the Dish is exclusive solely as to the Licensed Space and does not confer upon Tenant the right to exclusive use of the other roof areas of the Building, it being understood that Landlord may, from time to time, grant similar rights to other tenants in the Building provided their activities do not unreasonably interfere with the activities of Tenant permitted hereby.

          33.6. PLACEMENT. It is expressly understood and acknowledged that the installation and placement of the Dish from both an aesthetic and an engineering standpoint, is of substantial importance to Landlord. Tenant shall provide Landlord with plans indicating the placement and installation of the Dish which shall be approved by Landlord. No variation from the plans for the Dish submitted to Landlord by Tenant will be permitted without the prior written consent of Landlord. Tenant may, upon reasonable notice to Landlord and at Tenant's own cost, repair, replace, reorient or remove the Dish or any portion thereof, or replace the same with generally similar equipment, PROVIDED THAT (1) any new equipment does not weigh substantially more than the Dish and can be properly accommodated on the roof of the Building without placing greater demands upon the electrical, mechanical, structural, life safety and other building systems of the Building; (2) Tenant at its cost, shall restore the roof of the Building to the condition in which it was prior to such repair, reorientation, removal or replacement, and all of such repair, reorientation, removal or replacement shall be performed in accordance with good engineering practice and by contractors or other persons approved by Landlord; and (3) all plans and designs of Tenant relating to any such repair, reorientation, removal or replacement shall in any case be subject to the prior written approval of Landlord.

          34. LANDLORD'S REPRESENTATIONS. Landlord warrants and represents to Tenant as follows: (i) Landlord and the party executing on behalf of Landlord are fully and properly authorized to execute and enter into this Lease on behalf of Landlord and to deliver the same to Tenant; (ii) the execution, delivery and full performance of this Lease by Landlord do not and shall not constitute a violation of any contract, agreement, undertaking, judgement, law, decree, governmental or court order or other restriction of any kind to which Landlord is a party or by which Landlord may be bound; (iii) Landlord has executed this Lease free from fraud, undue influence, duress, coercion or other defenses to the execution of this Lease; (iv) this Lease constitutes a valid and binding obligation of Landlord, enforceable against Landlord in accordance with its terms; (v) each individual executing this Lease on behalf of Landlord is legally competent, has attained the age of majority and has full capacity to enter into this Lease; (vi) if Landlord is a corporation, a partnership or a limited liability company: (a) Landlord is duly organized, validly existing and in good standing under the laws of the state of its organization and has full power and authority to enter into this Lease, to perform its obligations under this Lease in accordance with its terms, and to transact business in Pennsylvania; (b) the execution of this Lease by the individual or individuals executing it on behalf of Landlord, and the performance by Landlord of its obligations under this Lease, have been duly authorized and approved by all necessary corporate, partnership or limited liability company action, as the case may be; and (c) the execution, delivery and performance of this Lease by Landlord is not in conflict with Landlord's bylaws or articles of incorporation, agreement of partnership, limited liability company operating agreement or certificate of formation or other organization documents or charters, agreements, rules or regulations governing Landlord's business as any of the foregoing may have been supplemented, modified, amended, or altered in any manner; and (vii) Landlord possesses good marketable fee title to the Building. Nevertheless, in the event of any breach by Landlord with respect to any of the foregoing representations and warranties, Landlord shall have no liability to Tenant therefor, and no default by Landlord shall be deemed to have occurred, and no right or remedy shall be enforceable by Tenant, unless such breach or misrepresentation directly, materially, and adversely affects Tenant's use and enjoyment of the Demised Premises pursuant to this Lease.

          IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this One Capital City Plaza Office Lease to be executed by their duly authorized representatives the day and year first above written.

    WITNESS:       LANDLORD:

                   ML - CAPITAL CITY, L.L.C., Delaware limited liability company

                   By: ML Associates, L.P. (GA), a Georgia limited partnership

                       By: TRC-ML/CC, L.L.C., a Georgia
                           limited liability company

                       By: /s/
                           --------------------------------------
                                    Authorized Signature

                   LAKES - CAPITAL CITY, L.L.C., a Delaware limited liability company

                   By: Lakes Associates, L.P., a Georgia limited partnership

                       By: TRC-LK/CC, L.L.C., a Georgia
                           limited liability company

                       By: /s/
                           ----------------------------------
                                    Authorized Signature

    WITNESS:        TENANT:

                      CTN MEDIA GROUP, INC.

                    By: /s/ JASON ELKIN
                        -------------------------------------
                        Name: Jason Elkin
                        Title: Chief Executive Officer